EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      among

                             US AIRWAYS GROUP, INC.,

                        AMERICA WEST HOLDINGS CORPORATION

                                       and

                            BARBELL ACQUISITION CORP.

                            Dated as of May 19, 2005



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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER; CLOSING; EFFECTIVE TIME............................................................2

1.1      The Merger......................................................................................2
1.2      Closing.........................................................................................2
1.3      Effective Time..................................................................................2
1.4      Plan of Reorganization..........................................................................2
1.5      Effects of the Merger...........................................................................2
1.6      Certificates of Incorporation...................................................................2
1.7      By-Laws.........................................................................................3
1.8      Directors.......................................................................................3
1.9      Officers........................................................................................4
1.10     Headquarters....................................................................................4

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES...............................4

2.1      Effect on Capital Stock.........................................................................4
         (a)      Merger Consideration...................................................................4
         (b)      Cancellation of Shares.................................................................5
         (c)      Merger Sub.............................................................................5
2.2      Exchange of Certificates for Shares.............................................................5
         (a)      Exchange Agent.........................................................................5
         (b)      Exchange Procedures....................................................................6
         (c)      Distributions with Respect to Unexchanged Shares; Voting...............................7
         (d)      Transfers..............................................................................7
         (e)      No Fractional Shares...................................................................7
         (f)      Termination of Exchange Fund...........................................................7
         (g)      Lost, Stolen or Destroyed Certificates.................................................8
         (h)      Uncertificated Shares..................................................................8
2.3      Adjustments to Prevent Dilution.................................................................8
2.4      Withholding Rights..............................................................................8
2.5      West Stock Based Plans..........................................................................9
2.6      No Dissenters' Rights..........................................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES..............................................................10

3.1      Representations and Warranties of West.........................................................10
         (a)      Organization, Good Standing and Qualification.........................................11
         (b)      Capital Structure.....................................................................11
         (c)      Corporate Authority; Approval and Fairness............................................12
         (d)      Governmental Filings; No Violations; Certain Contracts................................13
         (e)      West Reports; Financial Statements....................................................14
         (f)      Absence of Certain Changes............................................................15
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         (g)      Litigation and Liabilities............................................................15
         (h)      Employee Benefits.....................................................................16
         (i)      Compliance with Laws; Licenses........................................................19
         (j)      Material Contracts....................................................................20
         (k)      Real Property.........................................................................20
         (l)      Takeover Statutes.....................................................................22
         (m)      Environmental Matters.................................................................23
         (n)      Taxes.................................................................................24
         (o)      Labor Matters.........................................................................25
         (p)      Intellectual Property and IT Assets...................................................26
         (q)      Foreign Corrupt Practices Act.........................................................28
         (r)      Aircraft..............................................................................28
         (s)      Slots.................................................................................29
         (t)      Equipment.............................................................................30
         (u)      U.S. Citizen; Air Carrier.............................................................30
         (v)      Insurance.............................................................................30
         (w)      Brokers and Finders...................................................................30
3.2      Representations and Warranties of East and Merger Sub..........................................31
         (a)      Organization, Good Standing and Qualification.........................................31
         (b)      Capital Structure of East.............................................................31
         (c)      Capitalization of Merger Sub..........................................................32
         (d)      Corporate Authority; Approval and Fairness............................................32
         (e)      Governmental Filings; No Violations; Certain Contracts................................32
         (f)      East Reports; Financial Statements....................................................33
         (g)      Absence of Changes....................................................................35
         (h)      Litigation and Liabilities............................................................35
         (i)      Employee Benefits.....................................................................36
         (j)      Compliance with Laws; Licenses........................................................38
         (k)      Material Contracts....................................................................39
         (l)      Real Property.........................................................................40
         (m)      Takeover Statutes.....................................................................42
         (n)      Environmental Matters.................................................................42
         (o)      Taxes.................................................................................43
         (p)      Labor Matters.........................................................................43
         (q)      Intellectual Property and IT Assets...................................................44
         (r)      Foreign Corrupt Practices Act.........................................................45
         (s)      Aircraft..............................................................................46
         (t)      Slots.................................................................................47
         (u)      Equipment.............................................................................48
         (v)      U.S. Citizen; Air Carrier.............................................................48
         (w)      Insurance.............................................................................48
         (x)      Brokers and Finders...................................................................48
         (y)      Merger Sub Constituent Documents......................................................48

ARTICLE IV COVENANTS....................................................................................48

4.1      Interim Operations.............................................................................48
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4.2      Bankruptcy Filings, Covenants and Agreements...................................................57
4.3      West Acquisition Proposals.....................................................................59
4.4      East Acquisition Proposals.....................................................................60
4.5      Information Supplied...........................................................................62
4.6      Shareholders Meeting...........................................................................62
4.7      Filings; Other Actions; Notification...........................................................62
4.8      Access and Reports.............................................................................64
4.9      Publicity......................................................................................65
4.10     Employee Benefits..............................................................................65
4.11     Expenses.......................................................................................66
4.12     Indemnification; Directors' and Officers' Insurance............................................66
4.13     Takeover Statutes..............................................................................68
4.14     Transfer Taxes.................................................................................68
4.15     Taxation.......................................................................................68
4.16     Stock Exchange Listing and De-listing..........................................................68
4.17     Affiliates.....................................................................................69
4.18     Section 16(b)..................................................................................69
4.19     Compliance with Indenture and Warrant..........................................................69
4.20     Adjustment for Increase in Pre-Investment Valuation of East....................................69

ARTICLE V CONDITIONS....................................................................................70

5.1      Conditions to Each Party's Obligation to Effect the Merger.....................................70
         (a)      Shareholder Approval..................................................................70
         (b)      Regulatory Consents...................................................................70
         (c)      Orders................................................................................71
         (d)      Bankruptcy............................................................................71
         (e)      S-4 Registration Statement............................................................71
         (f)      Listing...............................................................................71
         (g)      Additional East Equity................................................................71
         (h)      Further Agreements....................................................................71
5.2      Conditions to Obligations of East and Merger Sub...............................................72
         (a)      Representations and Warranties........................................................72
         (b)      Performance of Obligations of West....................................................72
         (c)      Certain Litigation....................................................................72
         (d)      Consents Under Agreements.............................................................72
         (e)      Tax Opinion...........................................................................72
5.3      Conditions to Obligation of West...............................................................73
         (a)      Representations and Warranties........................................................73
         (b)      Performance of Obligations of East and Merger Sub.....................................73
         (c)      Certain Litigation....................................................................73
         (d)      Consents Under Agreements.............................................................73
         (e)      Tax Opinion...........................................................................73

ARTICLE VI TERMINATION..................................................................................74

6.1      Termination by Mutual Consent..................................................................74
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6.2      Termination by Either East or West.............................................................74
6.3      Termination by West............................................................................75
6.4      Termination by East............................................................................75
6.5      Effect of Termination and Abandonment..........................................................76

ARTICLE VII MISCELLANEOUS AND GENERAL...................................................................78

7.1      Survival.......................................................................................78
7.2      Modification or Amendment......................................................................78
7.3      Waiver of Conditions...........................................................................78
7.4      Counterparts...................................................................................78
7.5      Governing Law And Venue; Waiver Of Jury Trial..................................................78
7.6      Notices........................................................................................79
7.7      Entire Agreement...............................................................................80
7.8      Third Party Beneficiaries......................................................................80
7.9      Obligations of East and of West................................................................80
7.10     Definitions....................................................................................81
7.11     Severability...................................................................................81
7.12     Interpretation; Construction...................................................................81
7.13     Assignment.....................................................................................82

Annex A           Defined Terms........................................................................A-1

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Exhibit A         Financing Commitments
Exhibit B         Voting Agreement
Exhibit C         Form of Parent Charter
Exhibit D         Form of Parent Amended By-Laws
Exhibit E         Order Approving Bidding Procedures
Exhibit F         Affiliate Agreement


                                     - iv -

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 19, 2005, among US Airways Group, Inc., a Delaware corporation, and its successors (including, as the context may require, on or after the effective date of the Plan, as reorganized pursuant to the Bankruptcy Code) ("East"), America West Holdings Corporation, a Delaware corporation ("West"), and Barbell Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of East ("Merger Sub").

                                    RECITALS

                  WHEREAS, the respective Boards of Directors of each of East, West and Merger Sub have, by resolutions duly adopted, declared that, the merger of Merger Sub with and into West (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the other transactions contemplated by this Agreement are advisable, and approved and adopted this Agreement;

                  WHEREAS, on September 12, 2004, East and certain of its Subsidiaries (each a "Debtor" and collectively, the "Debtors") filed a voluntary petition (the "Cases") for reorganization pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the "Bankruptcy Court");

                  WHEREAS, the Debtors intend to seek the entry of an order of the Bankruptcy Court (the "Confirmation Order") to approve the restructuring of the Debtors pursuant to a plan of reorganization (the "Plan"), including the approval of this Agreement, the investment in additional East equity by certain new equity investors (the "Equity Investors") pursuant to financing commitments substantially in the form attached hereto as Exhibit A (the "Financing Commitments") and the authorization of East to consummate the transactions contemplated hereby and thereby;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, certain stockholders of West are concurrently herewith entering into a voting agreement in connection with the Merger in the form attached hereto as Exhibit B (the "Voting Agreement"); and

                  WHEREAS, East, the other Debtors, West and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

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                                    ARTICLE I

                       The Merger; Closing; Effective Time

                  1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in
Section 1.3) Merger Sub shall be merged with and into West and the separate corporate existence of Merger Sub shall thereupon cease. West shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of West, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger in accordance with the DGCL.

                  1.2 Closing. Subject to Section 1.4, the closing of the Merger (the "Closing") shall take place (i) at the offices of Arnold & Porter LLP, 555 12th St., NW, Washington, DC at 9:00 a.m., Washington DC time, on the fifth business day following the day on which the last to be satisfied or waived of the conditions set forth in Article V (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as West and East may agree (the "Closing Date").

                  1.3 Effective Time. As soon as practicable following the Closing, West and East will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and delivered to the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective on the date on which the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the "Effective Time").

                  1.4 Plan of Reorganization. The Merger shall be effected as a principal component of the Plan. The Closing Date and the Effective Time hereunder shall occur on or as soon as practicable after the date the Confirmation Order is entered by the Bankruptcy Court.

                  1.5 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  1.6      Certificates of Incorporation.

                  (a) East. At the Effective Time, pursuant to the Plan, the certificate of incorporation of East shall be amended and restated in its entirety to read substantially as set forth on Exhibit C hereto, until thereafter duly amended as provided therein or by applicable Laws (as defined in Section 3.1(i)) (the "Parent Charter").

                  (b) Surviving Corporation. The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the

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Surviving Corporation (the "Surviving Corporation Charter"), until thereafter amended as provided therein or by applicable Laws; provided, however, that the Surviving Corporation Charter shall be amended immediately following the Effective Time to change the name of Merger Sub to America West Holdings Corporation.

                  1.7      By-Laws.

                  (a) East. At the Effective Time, the by-laws of East shall be amended and restated in their entirety to read substantially as set forth on Exhibit D hereto until duly amended as provided therein or by applicable Laws (the "Parent Amended By-Laws").

                  (b) Surviving Corporation. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "Surviving Corporation By-Laws"), until thereafter amended as provided therein or by applicable Laws; provided, however, that the Surviving Corporation By-Laws shall be amended immediately following the Effective Time to change the name of Merger Sub to America West Holdings Corporation.

                  1.8      Directors.

                  (a) East. Except as hereinafter provided, the number of directors comprising the full board of directors of East as of the Effective Time shall be no more than 13 directors. Initially, assuming East has received from the Equity Investors on or before the Effective Date cash equity investments totaling $375,000,000, (i) 2 of such directors shall be designated by East to an initial one-year term, all of whom shall be Independent Directors,
(ii) 2 of such directors shall be designated by West to an initial one-year term, all of whom shall be Independent Directors, (iii) 1 of such directors shall be designated by East to an initial two-year term, which director shall be an Independent Director, (iv) 3 of such directors shall be designated by West to an initial two-year term, all of whom shall be Independent Directors, (v) 1 of such directors shall be W. Douglas Parker, Chief Executive Officer of West, who shall also serve as Chairman of the Board, appointed to an initial three-year term, (vi) 1 of such directors shall be Bruce Lakefield, Chief Executive Officer of East, who shall also serve as Vice Chairman of the Board, appointed to an initial three-year term and (vii) 3 of such directors shall be nominated by the Equity Investors to an initial three-year term pursuant to the terms of the Financing Commitments; provided, however, that in the event that East has received from the Equity Investors on or before the Effective Time cash equity investments totaling at least $500,000,000, then (i) 2 of such directors shall be designated by East to an initial one-year term, all of whom shall be Independent Directors, (ii) 2 of such directors shall be designated by West to an initial one-year term, all of whom shall be Independent Directors, (iii) 1 of such directors shall be Bruce Lakefield, Chief Executive Officer of East, who shall also serve as Vice Chairman of the Board, appointed to an initial two-year term, (iv) 3 of such directors shall be designated by West to an initial two-year term, all of whom shall be Independent Directors, (v) one of such directors shall be W. Douglas Parker, Chief Executive Officer of West, who shall also serve as Chairman of the Board, appointed to an initial three-year term and
(vi) 4 of such directors shall be nominated by

                                       -3-
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the Equity Investors to an initial three-year term pursuant to the terms of the
Financing Commitments. Each of East and West shall select their designees prior to the effectiveness of the S-4 Registration Statement (as defined in Section 4.5) from the current Independent Directors of their respective boards of directors with respect to all directors that are required to be Independent Directors, and each such designee shall be reasonably satisfactory to each of East and West. If any persons designated as directors pursuant to the two preceding sentences are unable to serve as directors for any reason prior to closing, the party who nominated such person shall designate a qualified replacement as soon as reasonably practicable. An "Independent Director" means a person who satisfies the requirements for independence under the rules of the New York Stock Exchange ("NYSE") as then in effect.

                  (b) Surviving Corporation. The members of the Board of Directors of the Surviving Corporation at the Effective Time shall be the Chief Executive Officer of East immediately prior to the Effective Time and the Chief Executive Officer of West immediately prior to the Effective Time. On or prior to the Effective Time, the Board of Directors of each of East and the Surviving Corporation shall take such actions as are necessary to cause such persons to be elected to the Board of Directors of the Surviving Corporation.

                  1.9      Officers.

                  (a) East. W. Douglas Parker, the Chief Executive Officer of West, shall serve as the Chief Executive Officer of East from and after the Effective Time.

                  (b) Surviving Corporation. The officers of West at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Charter and the Surviving Corporation By-Laws.

                  1.10 Headquarters. East, Merger Sub and West agree that immediately following the Effective Time the headquarters of East and the Surviving Corporation shall be located at 111 W. Rio Salado Pkwy., Tempe, Arizona.

                                   ARTICLE II

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

                  2.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of West:

                  (a)      Merger Consideration.

                  (i) Each share of Class A common stock, par value $0.01 per share, of West (each, a "Class A Share"), issued and outstanding immediately prior to the Effective Time (other than (i) Class A Shares owned by East or any direct or indirect

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Subsidiary (as defined in Section 3.1(a)) of East and (ii) any Class A Shares
owned by West or any direct or indirect Subsidiary of West, except, in the case of clauses (i) and (ii), for any such Class A Shares held on behalf of third parties (each, an "Excluded Class A Share")) (each such Class A Share not constituting an Excluded Class A Share, an "Outstanding Class A Share") shall be converted into, and become exchangeable for, 0.5306 (the "Class A Merger Exchange Ratio") common shares (the "Per Class A Share Merger Consideration"), par value $0.01 per share, of East ("East Common Stock").

                  (ii) Each share of Class B Common Stock, par value $0.01 per share, of West (each, a "Class B Share" and, together with the Class A Shares, the "Shares"), issued and outstanding immediately prior to the Effective Time (other than (i) Class B Shares owned by East or any direct or indirect Subsidiary of East and (ii) any Class B Shares owned by West or any direct or indirect Subsidiary of West except, in the case of clauses (i) and (ii), for any such Class B Shares held on behalf of third parties (each, an "Excluded Class B Share" and collectively with all Excluded Class A Shares, "Excluded Shares")) (each such Class B Share not constituting an Excluded Class B Share, an "Outstanding Class B Share" and, collectively with all Outstanding Class A Shares, the "Outstanding Shares") shall be converted into, and become exchangeable for, 0.4082 (the "Class B Merger Exchange Ratio") shares (the "Per Class B Share Merger Consideration") of East Common Stock.

                  (iii) At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive either the Per Class A Share Merger Consideration or the Per Class B Share Merger Consideration, as applicable (the "Applicable Per Share Merger Consideration"), and the right, if any, to receive pursuant to Section 2.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 2.1(a) and any dividend or distribution with respect to shares of East Common Stock pursuant to Section 2.2(c).

                  (b) Cancellation of Shares. Each Excluded Share shall, by virtue of the Merger, and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  2.2      Exchange of Certificates for Shares.

                  (a) Exchange Agent. As of the Effective Time, East shall deposit, or shall cause to be deposited, with an exchange agent selected by East with West's prior approval, which shall not be unreasonably withheld or delayed (the "Exchange Agent"),

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in trust for the benefit of the holders of Outstanding Shares, certificates representing the shares of East Common Stock to be exchanged for Outstanding Shares in respect of the Applicable Per Share Merger Consideration to be paid in the Merger and, after the Effective Time, if applicable, any cash and dividends or other distributions with respect to the East Common Stock to be paid or to be issued pursuant to Section 2.2(e) or 2.2(c) in exchange for Outstanding Shares (such certificates for shares of East Common Stock, together with the amount of any cash payable pursuant to Section 2.2(e) in lieu of fractional shares and dividends or other distributions payable with respect thereto pursuant to
Section 2.2(c), being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Appropriate transmittal materials, to be reasonably agreed upon by East and West, shall be provided as soon as practicable after the Effective Time by the Exchange Agent to holders of record of Outstanding Shares converted in the Merger, advising such holders of the effectiveness of the Merger and the procedure for surrendering the Certificates to the Exchange Agent. Such transmittal materials shall specify that delivery shall be effected and risk of loss and title to the Certificates held by any holder representing Shares, shall pass only upon proper delivery of the Certificates to the Exchange Agent. Upon the surrender of a Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor (after giving effect to any required tax withholdings) (i) one or more shares of East Common Stock which shall be in uncertificated book-entry form unless a physical certificate is requested and which shall represent, in the aggregate, a certificate representing that number of whole shares of East Common Stock that such holder is entitled to receive pursuant to this Article II, (ii) a check in the amount of (A) any cash payable pursuant to Section 2.2(e) in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to Section 2.2(c), and, in each case, the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of West, a certificate representing the proper number of shares of East Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. If any certificate for shares of East Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of East Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of East or the Exchange Agent that such taxes have been paid or are not applicable.

                  For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited

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liability company, joint venture, estate, trust, association, organization,
Governmental Entity (as defined in Section 3.1(d)(i)) or other entity of any kind or nature.

                  (c)      Distributions with Respect to Unexchanged Shares;
Voting.

                  (i) All shares of East Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by East in respect of the East Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the East Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of East Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of East Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of East Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                  (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of East stockholders the number of whole shares of East Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of West of the Outstanding Shares. If, after the Effective Time, Outstanding Shares are presented for transfer to the Exchange Agent, they will be cancelled and exchanged for the Applicable Per Share Merger Consideration, as the case may be, as provided in this Article II.

                  (e) No Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of East Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of East Common Stock multiplied by (ii) the average of the closing price for a share of East Common Stock on the NASDAQ Stock Market or NYSE Composite Transactions Tape, as applicable, for the three (3) trading days following the day on which the Effective Time occurs.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of East Common Stock) that remains unclaimed by the shareholders of West for 180 days after the Effective Time shall be delivered to East. Any shareholders of West who have not theretofore complied with this Article II shall thereafter look only to East for delivery of any cash or any shares of East Common Stock and payment of any cash, dividends and other distributions in respect thereof payable or deliverable pursuant to Section 2.1, Section 2.2(c) and Section 2.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of Common Shares five (5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of East free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of East, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

                  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by East, the posting by such Person of a bond in customary amount and upon such terms as may be required by East as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash or the shares of East Common Stock and any cash, unpaid dividends or other distributions in respect thereof that would be payable or deliverable pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

                  (h) Uncertificated Shares. In the case of any Shares that are not represented by certificates, the Exchange Agent shall issue at the Effective Time East Common Stock to the holders of such shares without any action by such holders, and the parties shall make appropriate adjustments to this Section 2.2 to assure the equivalent treatment thereof.

                  2.3 Adjustments to Prevent Dilution. In the event that, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, combination or exchange of shares, or other similar transaction, West changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time, or East changes the number of shares of East Common Stock or securities convertible or exchangeable into or exercisable for shares of East Common Stock, issued and outstanding subsequent to the effective date of the Plan and prior to the Effective Time, the Class A Merger Exchange Ratio and Class B Merger Exchange Ratio shall be equitably adjusted.

                  2.4 Withholding Rights. East, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable under this Article II any amounts that it is required to deduct and withhold with respect to such payments under the Code, Treasury Regulations promulgated under the Code, or any provision of state, local or foreign tax law. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

                  2.5      West Stock Based Plans.

                  (a) At the Effective Time, each outstanding option to purchase Class B Shares (a "West Option") under West's stock-based benefit plans and under individual employment agreements to which West is a party (the "West Stock Plans"), whether vested or unvested, shall be converted into an option to acquire a number of shares of East Common Stock equal to the product (rounded up to the nearest whole number) of (x) the number of Class B Shares subject to the West Option immediately prior to the Effective Time and (y) the Class B Merger Exchange Ratio, at an exercise price per share (rounded down to the nearest whole cent) equal to (A) the exercise price per Share of such West Option immediately prior to the Effective Time divided by (B) the Class B Merger Exchange Ratio; provided, however, that the exercise price and the number of shares of East Common Stock purchasable pursuant to the West Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any West Option to which Section 422 of the Code applies, the exercise price and the number of shares of East Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above and to the extent the terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby, following the Effective Time, each West Option shall continue to be governed by the same terms and conditions as were applicable under such West Option immediately prior to the Effective Time, including its vesting schedule and expiration date. At or prior to the Effective Time, West shall adopt appropriate amendments to the West Stock Plans, if applicable, and the Board of Directors of West shall adopt appropriate resolutions, if applicable, to effectuate the provisions of this Section 2.5(a). East shall take all actions as are necessary for the assumption of the West Stock Plans pursuant to this Section 2.5, including the reservation, issuance (subject to Section 2.5(c)) and listing of East Common Stock as necessary to effect the transactions contemplated by this Section 2.5.

                  (b) At the Effective Time, each right of any kind, contingent or accrued, to acquire or receive Class B Shares or benefits measured by the value of Class B Shares, and each award of any kind consisting of Class B Shares that may be held, awarded, outstanding, payable or reserved for issuance under the West Stock Plans and any other Compensation and Benefits Plans (as defined in Section 3.1(h)(i)), other than West Options (the "West Awards"), shall be deemed to be converted into the right to acquire or receive stock of East or benefits (as the case may be) measured by the value of the number of shares of East Common Stock equal to the product of (x) the number of Class B Shares subject to such West Award immediately prior to the Effective Time and
(y) the Class B Merger Exchange Ratio, and each such right shall otherwise be subject to the terms and conditions applicable to such right under the relevant West Stock Plan or other West Compensation and Benefit Plan. At or prior to the Effective Time, West shall adopt appropriate amendments to the West Stock Plans and such Compensation and Benefits

Plans, if applicable, and the Board of Directors of West shall adopt appropriate resolutions, if applicable, to effectuate the provisions of this Section 2.5(b).

                  (c) Promptly following the Effective Time, East shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 or Form S-8, as the case may be (or any successor form), or another appropriate form with respect to such interests or East Common Stock, and shall use its reasonable best efforts to have such registration statement declared effective by the SEC as of the Effective Time and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein and comply with any applicable state securities or "blue sky" laws) for so long as the relevant West Stock Plans or other West Compensation and Benefit Plans, as applicable, remain in effect and such registration of interests therein or the shares of East Common Stock issuable thereunder (and compliance with any such state laws) continues to be required. As soon as practicable after the registration of such interests or shares, as applicable, East shall deliver to the holders of West Options and West Awards appropriate notices setting forth such holders' rights pursuant to the respective West Stock Plans and agreements evidencing the grants of such West Options and West Awards, and stating that such West Options and West Awards and agreements have been assumed by East and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
2.5 after giving effect to the Merger and the terms of the West Stock Plans).

                  (d) Without limiting the applicability of the preceding paragraph, West and East shall take all necessary action to ensure that the Surviving Corporation will not be required to deliver Shares or other capital stock of West to any Person pursuant to or in settlement of West Options or West Awards after the Effective Time. At or prior to the Effective Time, West shall adopt appropriate amendments to all West Stock Plans conferring any rights to Shares or other capital stock of West, if applicable, and the Board of Directors of West shall adopt appropriate resolutions, if applicable, to effectuate the provisions of this Section 2.5(d).

                  2.6 No Dissenters' Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Class B Shares in connection with the Merger.

                                   ARTICLE III

                         Representations and Warranties

                  3.1 Representations and Warranties of West. Except as set forth in the disclosure letter (subject to Section 7.12(c) of this Agreement) delivered to East by West prior to entering into this Agreement (the "West Disclosure Letter") or, to the extent the qualifying nature of such disclosure with respect to a specific representation and warranty is readily apparent therefrom, as set forth in the West Reports (as defined in Section 3.1(e)) filed on or after January 1, 2005 and prior to the date hereof (excluding any disclosures included in any such West Report that are predictive or forward-looking in nature), West hereby represents and warrants to East and Merger Sub that:

                  (a) Organization, Good Standing and Qualification. Each of West and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect (as defined below). West has made available to East complete and correct copies of West's certificate of incorporation and by-laws, each as amended to date. As used in this Agreement, the term (i) "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries or by such Person and any one or more of its respective Subsidiaries, and (ii) "West Material Adverse Effect" means (x) a material adverse effect on the financial condition, assets, liabilities, business or results of operations of West and its Subsidiaries taken as a whole, excluding any such effect resulting from (I) changes or conditions generally affecting the U.S. economy or financial markets, (II) changes or conditions generally affecting any of the segments of the airline industry in which West or any of its Subsidiaries operates, to the extent such conditions or changes do not disproportionately impact West or its subsidiaries,
(III) changes or conditions resulting from divestiture required in order to satisfy Section 5.1(b) hereof or (IV) the announcement or consummation of this Agreement, or (y) an effect that would prevent, materially delay or materially impair the ability of West to consummate the Merger and the other transactions contemplated by this Agreement.

                  (b) Capital Structure. The authorized capital stock of West consists of (x) 1,200,000 Class A Shares, of which 859,117 Class A Shares were outstanding as of the close of business on April 8, 2005, (y) 200,000,000 Class B Shares, of which 51,600,766 Class B Shares were outstanding as of the close of business on April 8, 2005, including 16,437,575 Class B Shares held by West as treasury shares, and (z) 48,800,000 shares of preferred stock, par value $0.01 per share, of West (the "West Preferred Shares"), of which no shares were outstanding as of the close of business on April 8, 2005. The Subsidiaries of West hold no shares of capital stock of West, or securities or obligations convertible or exchangeable into or exercisable for such capital stock. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. West has no Shares or West Preferred Shares reserved for issuance, except that, as of April 8, 2005, there were an aggregate of 11,640,501 Shares reserved for issuance pursuant to the West Stock Plans, 19,692,000 Shares reserved for issuance pursuant to the Warrants dated as of January 18, 2002 (the "West Warrants"), 9,358,276 Shares reserved for issuance pursuant to West's 7.5% Convertible Senior Notes Due 2009 (the "2009 Notes") and 8,095,842 Shares reserved for issuance pursuant to America West Airlines, Inc.'s 7.25% Senior Exchangeable Notes due 2023 (the "2023 Notes" and, together with the 2009 Notes, the "West Convertible Debt"). From April 8, 2005 through the date hereof West has not issued any shares of Common Stock except (i) pursuant to the exercise of West Options, (ii) the settlement of West Awards outstanding on March 31, 2005 in accordance with their terms, (iii) the West Warrants, (iv) the West Convertible Debt and (v) after the date hereof, as permitted by Section 4.1 hereof. Except pursuant to the West Stock Plans or as permitted by Section 4.1 hereof, from and after April 8, 2005, neither West nor its Subsidiaries has granted or issued any West Options or West Awards. Each of the outstanding shares of capital stock or other securities of each of West's Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and, to the extent owned by West or by a direct or indirect wholly-owned Subsidiary of West, is owned free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a "Lien"). Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate West or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of West or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of West or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the West Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Lien. Other than the West Convertible Debt, West does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which obligations are convertible into or exercisable for securities having the right to vote) with the shareholders of West on any matter.

                  (c)      Corporate Authority; Approval and Fairness.

                  (i) West has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to the adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a shareholders' meeting duly called and held for the purpose (the "West Requisite Vote"). This Agreement is a valid and binding agreement of West enforceable against West in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                  (ii) The Board of Directors of West has (A) declared that the Merger and the other transactions contemplated hereby are advisable and has adopted this Agreement; (B) received an opinion of its financial advisors, Greenhill & Co., LLC, to the effect that the Per Class B Share Merger Consideration is fair from a financial point of view to the holders of Shares (other than Excluded Shares), which opinion has not been amended or rescinded as of the date of this Agreement; (C) resolved to recommend adoption of this Agreement to the holders of Shares (such recommendations being the

"Directors' Recommendation"); and (D) directed that this Agreement be submitted to the holders of Shares for their adoption.

                  (d)      Governmental Filings; No Violations; Certain
Contracts.

                  (i) Other than the notices, reports, filings, consents, registrations, approvals, permits or authorizations (A) pursuant to Section 1.3;
(B) required under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder; (C) with, from or to the Federal Aviation Administration (the "FAA"); (D) with, from or to the United States Department of Transportation (the "DOT"); (E) with, from or to the Federal Communications Commission (the "FCC"); (F) with, from or to the Department of Homeland Security (the "DHS"); (G) with, from or to the Air Transportation Stabilization Board (the "ATSB") and (H) with, from or to those foreign Governmental Entities regulating competition and the airline industry set forth in Section 3.1(d)(i)(H) of the West Disclosure Letter, no notices, reports or other filings are required to be made by West with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by West or any of its Subsidiaries from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a "Governmental Entity"), in connection with the execution, delivery and performance of this Agreement by West and the consummation by West of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (ii) Except as set forth on Section 3.1(d)(ii) of the West Disclosure Letter, the execution, delivery and performance of this Agreement by West do not, and the consummation by West of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of West or the comparable governing documents of any of its Subsidiaries; (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of West or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture or other legally binding obligation (a "Contract") binding upon West or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation by West of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 3.1(d)(i), any Law or governmental or non-governmental permit or license to which West or any of its Subsidiaries is subject; or (C) a default under any agreement or loan agreement or any other indebtedness agreement or instrument of indebtedness that is binding upon West or any of its Subsidiaries or assets; except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (e)      West Reports; Financial Statements.

                  (i) West has made available to East each registration statement, report, proxy statement or information statement prepared by it or any Subsidiary since December 31, 2004 (the "Audit Date") and filed with the SEC, including West's Annual Report on Form 10-K for the year ended December 31, 2004, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. West and each Subsidiary has filed or furnished all forms, statements, schedules, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the Audit Date (the forms, statements, schedules, reports and documents filed or furnished with the SEC since the Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the "West Reports"). Each of the West Reports, at the time of its filing, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and complied in all material respects with the then applicable accounting standards. As of their respective dates (or, if amended, as of the date of such amendment), the West Reports did not, and any West Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The West Reports included or will include all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (the "SOX Act"), and the internal control report and attestation of West's outside auditors required by Section 404 of the SOX Act.

                  (ii) Each of the consolidated balance sheets included in or incorporated by reference into the West Reports (including the related notes and schedules) fairly presents, or, in the case of West Reports filed after the date hereof, will fairly present, in all material respects, the consolidated financial position of West and any other entity included therein and their respective Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders' equity and cash flows included in or incorporated by reference into the West Reports (including any related notes and schedules) fairly presents, or in the case of West Reports filed after the date hereof, will fairly present, in all material respects, the net income, total shareholders' equity and net increase (decrease) in cash and cash equivalents, as the case may be, of West and any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and subject, in the case of any unaudited interim financial statements, to the absence of notes and normal year-end adjustments.

                  (iii) The management of West has (x) established and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to West, including its consolidated Subsidiaries, is made known to the management of West by others within those entities, and (y) has disclosed, based on its most recent evaluation, to West's outside auditors and the audit committee of the Board of Directors of West (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect West's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in West's internal controls over financial reporting. Since the Audit Date, any material change in internal control over financial reporting required to be disclosed in any West Report has been so disclosed.

                  (iv) Since the Audit Date, neither West nor any of its Subsidiaries nor, to West's Knowledge (as defined below), any director, officer, employee, auditor, accountant or representative of West or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of West or any of its Subsidiaries or their respective internal accounting controls relating to periods after the Audit Date, including any material complaint, allegation, assertion or claim that West or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis). "West's Knowledge" shall mean the knowledge of the Chief Executive Officer, Chief Operating Officer and each Executive Vice President and Senior Vice President of West, after reasonable inquiry.

                  (f) Absence of Certain Changes. Since the Audit Date, West and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses. Since the Audit Date, there has not been any West Material Adverse Effect or any event, occurrence, discovery or development which would, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (g)      Litigation and Liabilities.

                  (i) Except as otherwise disclosed on West's Annual Report on Form 10-K for the year ended December 31, 2004 or as set forth on Section 3.1(g)(i) of the West Disclosure Letter, there are no (A) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to West's Knowledge, threatened against West or any of its Subsidiaries or (B) litigations, arbitrations, investigations or other proceedings, or injunctions or final judgments relating thereto, pending or, to West's Knowledge, threatened against West or any of its Subsidiaries before any Governmental Entity, including, without limitation, the FAA, except in the case of either clause (A) or (B), for those that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. None of West or any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which would, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (ii) There are no liabilities or obligations of West or any Subsidiary of West, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances that would reasonably be expected to result in any obligations or liabilities of, West or any of its Subsidiaries, other than:

                  (A) liabilities or obligations to the extent (I) reflected on the consolidated balance sheet of West or (II) disclosed in the notes thereto, in accordance with GAAP, in each case included in West's quarterly report on Form 10-Q for the period ended March 31, 2005 or in West's annual report on Form 10-K for the period ended December 31, 2004;

                  (B) liabilities or obligations incurred in the ordinary course of business since December 31, 2004;

                  (C) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Law, in each case to the extent arising after the date hereof; or

                  (D) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (h)      Employee Benefits.

                  (i) Section 3.1(h)(i) of the West Disclosure Letter contains a true and complete list of each material West Compensation and Benefit Plan. "West Compensation and Benefit Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit or compensation plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by West or any of its Subsidiaries or by any trade or business, whether or not incorporated, that together with West or any of its Subsidiaries would be deemed a "single employer" under Section 414 of the Code (a "West ERISA Affiliate") or to which West or any West ERISA Affiliate is a party, for the benefit of, with or relating to any current or former employee, officer or director of West or any West ERISA Affiliate. Except as would not result in a material liability, neither West nor any of its Subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing West Compensation and Benefit Plan (excluding any severance or retention bonus plan) that would affect any employee or director or former employee or former director of West or any of its Subsidiaries.

                  (ii) With respect to each of the material West Compensation and Benefit Plans, West has heretofore delivered or made available to East true and complete copies of each of the following documents: (A) the West Compensation and Benefit Plan and related trust agreements and insurance contracts (including all amendments thereto), if any; (B) the most recent annual report, actuarial report, and financial statement, if any; (C) the most recent Summary Plan Description, together with each Summary of Material

Modifications, required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to such West Compensation and Benefit Plan, if any; and (D) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each West Compensation and Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

                  (iii) No liability under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code has been incurred by West or any of its Subsidiaries or any West ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to West or any of its Subsidiaries or any West ERISA Affiliate of incurring a liability under such Title or such Sections, in each case, which would, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect.

                  (iv) Neither West, nor any of its Subsidiaries, nor any West ERISA Affiliate, nor any of the West Compensation and Benefit Plans, nor any trust created thereunder, nor, to West's Knowledge, any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which West, any of its Subsidiaries, or any of the West Compensation and Benefit Plans would, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect.

                  (v) Except as would not, individually or in the aggregate, have a West Material Adverse Effect, (A) all contributions required to have been made under the terms of any West Compensation and Benefit Plan have been timely made, and (B) all obligations in respect of each West Compensation and Benefit Plan have been properly accrued and reflected on the most recent consolidated statement of operations and consolidated balance sheet filed or incorporated by reference in the West Reports to the extent required by GAAP.

                  (vi) Except as set forth on Section 3.1(h)(vi) of the West Disclosure Letter, no West Compensation and Benefit Plan (other than any that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA) is subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA.

                  (vii) None of the West Compensation and Benefit Plans is a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA. With respect to any West Compensation and Benefit Plan that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA (each of which is identified in Section 3.1(h)(vii) of the West Disclosure Letter), (A) neither West, any of its Subsidiaries nor any West ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Section 4203 and 4205 of ERISA, (B) no event has occurred that presents a material risk of a partial withdrawal, (C) neither West, any of its Subsidiaries nor any West ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and no circumstances exist that present a material risk that any such plan will go into reorganization, and (D) neither West, any of its Subsidiaries nor any West ERISA Affiliates would have any material withdrawal liability if a complete withdrawal by West, its Subsidiaries and the West ERISA Affiliates occurred under each such plan on the date hereof.

                  (viii) Except as set forth on Section 3.1(h) (viii) of the West Disclosure Letter, the IRS has issued a favorable determination letter in respect of each of the West Compensation and Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code and neither West nor any of its Subsidiaries is aware of any circumstances that could reasonably be expected to result in the revocation of such letter. Each of the West Compensation and Benefit Plans that is intended to satisfy the requirements of
Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects, except as would not, either individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect. Each of the West Compensation and Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code, except as would not, either individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect.

                  (ix) Except as set forth on Section 3.1(h)(ix) of the West Disclosure Letter, there are no claims pending, or, to West's Knowledge, threatened or anticipated (other than routine claims for benefits) against any West Compensation and Benefit Plan, the assets of any West Compensation and Benefit Plan or against West, any of its Subsidiaries or any West ERISA Affiliate with respect to any West Compensation and Benefit Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any West Compensation and Benefit Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to West's Knowledge, threatened audits or investigations by any governmental body, commission or agency involving any West Compensation and Benefit Plan, that would, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect.

                  (x) Except as set forth on Section 3.1(h)(x) of the West Disclosure Letter, no West Compensation and Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of West or any of its Subsidiaries after retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefit or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of West, or (D) benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary)), which would, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (xi) West and its Subsidiaries have no unfunded liabilities with respect to any West Compensation and Benefit Plan that is a "pension plan" (within the meaning of Section 3(2) of ERISA) that covers current or former non-U.S. employees of West or any of its Subsidiaries which, if funded, would, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect.

                  (i)      Compliance with Laws; Licenses.

                  (i) The businesses of each of West and its Subsidiaries have not been conducted in violation of any material federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit, of any Governmental Entity (collectively, "Laws") or any applicable operating certificates, common carrier obligations, airworthiness directives ("ADs"), Federal Aviation Regulations ("FARs") or any other rules, regulations, directives or policies of the FAA, DOT, FCC, DHS or any other Governmental Entity, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. Except as set forth on Section 3.1(i)(i) of the West Disclosure Letter, no investigation or review by any Governmental Entity with respect to West or any of its Subsidiaries is pending or, to West's Knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for any such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. Each of West and its Subsidiaries has obtained and is in substantial compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders required, issued or granted by the FAA, DOT or any other Governmental Entity applicable to it ("Licenses") necessary to conduct its business as presently conducted, except for any failures to have or to be in compliance with such Licenses which would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. The representations and warranties contained in this Section 3.1(i) shall not apply to the following applicable Laws to the extent applicable to West and its Subsidiaries (or Licenses required under such applicable Laws): (i) ERISA and other applicable Laws regarding employee benefit matters, which are exclusively governed by
Section 3.1(h), (ii) applicable Laws regarding Taxes, which are exclusively governed by Section 3.1(n), (iii) Environmental Laws, which are exclusively governed by Section 3.1(m), and (iv) applicable Laws regarding labor matters, which are exclusively governed by Section 3.1(o).

                  (ii) Each of West and its Subsidiaries is in compliance with (A) its obligations under each of the Licenses and (B) the rules and regulations of the Governmental Entity issuing such Licenses, except in each instance for any failures to be in compliance which would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. There is not pending or, to West's Knowledge, threatened before the FAA, DOT or any other Governmental Entity any material proceeding, notice of violation, order of forfeiture or complaint or investigation against West or any of its Subsidiaries relating to any of the Licenses, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. The actions of the applicable Governmental Entities granting all Licenses have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to West's Knowledge, threatened, any material application, petition, objection or other pleading with the FAA, DOT or any other Governmental Entity which challenges or questions the validity of or any rights of the holder under any License, except, for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (j)      Material Contracts.

                  (i) As of the date of this Agreement, neither West nor any of its Subsidiaries is a party to or bound by any Contract required pursuant to Item 601 of Regulation S-K under the Securities Act to be filed as an exhibit to West's Annual Report on Form 10-K for the year ended December 31, 2004, or on any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by West since December 31, 2004, which has not been so filed.

                  (ii) As of the date of this Agreement, neither West nor any of its Subsidiaries is a party to or is bound by any non-competition Contract or other Contract (other than the West CBAs, as defined below, and the Loan Agreement, dated January 18, 2002 with the ATSB) that (I) purports to limit in any material respect either the type of business in which West or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business, or (II) could require the disposition of any material assets or line of business of West or any of its Subsidiaries.

                  (iii) All Contracts that have been filed as an exhibit to West's Annual Report on Form 10-K for the year ended December 31, 2004, or on any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by West since December 31, 2004, and all Contracts listed on Section 3.1(j)(ii) of the West Disclosure Letter, together with all exhibits and schedules to such Contracts, shall constitute the "West Material Contracts".

                  (iv) A true and complete copy of each West Material Contract has previously been delivered or made available to East (subject to applicable confidentiality restrictions) and each such Contract is a valid and binding agreement of West or one of its Subsidiaries, as the case may be, and is in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect. Neither West nor any of its Subsidiaries is in default or breach under the terms of any such West Material Contract which, individually or in the aggregate, would, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (k)      Real Property.

                  (i) Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect, with respect to the real property, including the land and any and all buildings, structures and other improvements located thereon, owned by West or its Subsidiaries or as set forth in Section 3.1(k)(i) of the West Disclosure Letter (the "West Owned Real Property"),

(A) West or one of its Subsidiaries, as applicable, has good and marketable title to the West Owned Real Property, free and clear of any Encumbrance, and
(B) there are no outstanding options or rights of first refusal to purchase the West Owned Real Property, or any portion thereof or interest therein.

                  (ii) Section 3.1(k)(ii) of the West Disclosure Letter sets forth a true, correct and complete list of all the airport gates leased, occupied or otherwise used by West or any of its Subsidiaries (the "West Gates"), including, where applicable, the gate number and the airport and terminal or concourse location of each such West Gate.

                  (iii) With respect to the real property leased or subleased to West or its Subsidiaries as lessee (the "West Leased Real Property" and, together with the West Gates and West Owned Real Property, the "West Real Property"), (A) the lease or sublease for such property is valid, legally binding, enforceable in accordance with its terms and in full force and effect, and none of West or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of West or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (B) no third party lessor has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (iv) Section 3.1(k)(iv) of the West Disclosure Letter contains a true, correct and complete list of all material West Real Property, including the name of the owner of record thereof, a brief description of the use of such West Real Property, a list of any leases, subleases or other agreements, pursuant to which West or its Subsidiaries lease the West Real Property as lessor, in each case including identification of the lease expiration date, and a description of the lease, sublease or other agreement, for all West Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect or as set forth in Section 3.1(k)(iv) of the West Disclosure Letter, as of the date hereof, no third party occupies or uses or has the right to occupy or use all or any part of any West Real Property.

                  (v) Except as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the West Real Property are installed and operating and are sufficient to enable the West Real Property to continue to be used and operated in the manner currently being used and operated, and to West's Knowledge there is no factor or condition that could result in the termination or material impairment of the furnishing thereof.

                  (vi) All Licenses required to have been issued to West to enable any West Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (vii) West has not received any notice, nor to West's Knowledge is there any pending, threatened or contemplated condemnation or eminent domain proceeding affecting any West Real Property or any part thereof, or any proposed termination or impairment of any parking at any such West Real Property or denial of access to any such West Real Property from any current point of public access, or of any sale or other disposition of any such West Real Property or any part thereof in lieu of condemnation, except as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (viii) Except as set forth on Section 3.1(k)(viii) of the West Disclosure Letter, no portion of any West Real Property has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition (ordinary wear and tear excepted), except as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (ix) For purposes of this Section 3.1(k) only, "Encumbrance" means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset except for (A) specified encumbrances described in
Section 3.1(k)(i) of the West Disclosure Letter; (B) leases or subleases by West or its Subsidiaries as lessor as described in Section 3.1(k)(iv) of the West Disclosure Letter; (C) encumbrances for current Taxes (as defined in Section 3.1(n)) or other governmental charges not yet due and payable; (D) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of West, or the validity or amount of which is being contested in good faith by appropriate proceedings; and (E) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of West Owned Real Property or West Leased Real Property to which they relate or the conduct of the business of West and its Subsidiaries as presently conducted.

                  (l) Takeover Statutes. The Board of Directors of West has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions DGCL Section 203, to the extent applicable. No other state takeover or similar statute or regulation (each a "Takeover Statute") is applicable to West, the Shares, the Merger or the other transactions contemplated by this Agreement.

                  (m)      Environmental Matters.

                  (i) (a) West and its Subsidiaries have complied at all times with all applicable Environmental Laws (as defined below) except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect; (b) no property currently owned, leased or operated by West or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance (as defined below) in a manner that is or could reasonably be expected to be required to be Remediated or Removed (as such terms are defined below), that is in violation of any Environmental Law, or that is reasonably likely to give rise to any Environmental Liability (as defined below) except for any Environmental Liability that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect;
(c) West and its Subsidiaries have no information that any property formerly owned, leased or operated by West or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership, leasehold, or operation; (d) neither West nor any of its Subsidiaries nor any prior owner or operator has incurred in the past or is now subject to any Environmental Liabilities except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect; (e) except as set forth on Section 3.1(m)(i)(e) of the West Disclosure Letter, and except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect, in the past five (5) years neither West nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that West or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (f) neither West nor any of its Subsidiaries is subject to any order, decree, injunction or agreement with any Governmental Entity, or any indemnity or other agreement with any third party, concerning liability or obligations relating to any Environmental Law or otherwise relating to any Hazardous Substance or any environmental matter; (g) there is no Removal, Remedial or Response Action being undertaken on any property currently owned, leased or operated by West or any of its Subsidiaries; and (h) there are no other circumstances or conditions involving West or any of its Subsidiaries that could reasonably be expected to result in any Environmental Liability except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  (ii) As used herein, the term "Environmental Laws" means all Laws relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, Release or threatened release of any Hazardous Substance or
(C) noise, odor, indoor air, employee exposure, electromagnetic fields, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

                  (iii) As used herein, the term "Environmental Liability" means any obligations or liabilities (including any notices, claims, complaints, suits or other assertions of obligations or liabilities) that are: (A) related to environment, health or safety issues (including on-site or off-site contamination by Hazardous Substances of surface or subsurface soil or water, and occupational safety and health); and (B) based upon (I) any provision of Environmental Laws or (II) any order, consent, decree, writ, injunction or judgment issued or otherwise imposed by any Governmental Entity. The term "Environmental Liabilities" includes, without limitation: (A) fines, penalties, judgments, awards, settlements, losses, damages (including consequential damages), costs, fees (including attorneys' and consultants'
fees), expenses and disbursements relating to environmental, health or safety matters; (B) defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits and other assertions of liability) relating to environmental, health or safety matters; and (C) financial responsibility for (x) cleanup costs and injunctive relief, including any Removal, Remedial or Response Actions, and natural resource damages, and (y) other Environmental Laws compliance or remedial measures.

                  (iv) As used herein, the term "Hazardous Substance" means any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"); any "hazardous waste" as that term is defined in the Resource Conservation and Recovery Act ("RCRA"); and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, orders, guidelines, directives, and publications issued pursuant to, or otherwise in implementation of, said Laws); and including, without limitation, any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.

                  (v) As used herein, the term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Hazardous Substance or other material).

                  (vi) As used herein, the term "Removal, Remedial or Response Actions" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  (n) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect:
West and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; and
(ii) have paid all Taxes (as defined below) that are required to be paid or that West or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which adequate reserves have been established on the most recent consolidated balance sheet included in or incorporated into the West Reports. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to result in an increase in Taxes that is material to West, there are no audits, examinations, investigations or other proceedings, in each case, pending or threatened in writing, in respect of Taxes or Tax matters. West has made available to East true and correct copies of the United States federal income Tax Returns filed by West and its Subsidiaries for each of the fiscal years ended December 31, 2003 and 2002. None of West or its Subsidiaries has been a "distributing corporation" or "controlled corporation" in any distribution occurring during the last 30 months that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law). Neither West nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code. There are no Liens for Taxes on any asset of West or any of its Subsidiaries, except for Liens for Taxes not yet due and payable and Liens for Taxes that would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect.

                  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, escheat, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required or permitted to be supplied to a Tax authority relating to Taxes.

                  (o)      Labor Matters.

                  (i) West has made available to East true and complete copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of West or any of its Subsidiaries (the "West CBAs").

                  (ii) No labor union, labor organization or group of employees of West or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with any labor relations tribunal or authority. To West's Knowledge, there are no labor union organizing activities pending or threatened with respect to any employees of West or any of its Subsidiaries.

                  (iii) There is no labor dispute, strike, slowdown, work stoppage or lockout, or to West's Knowledge, threat thereof by or with respect to any employee of West or any of its Subsidiaries.

                  (iv) There are no arbitrations, written grievances or written complaints outstanding or, to West's Knowledge, threatened against West or any of its Subsidiaries under any West CBAs, except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect. Neither West nor any of its Subsidiaries is in receipt of written notice of any material statutory disputes or unfair labor practice charges.

                  (p) Intellectual Property and IT Assets. Except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a West Material Adverse Effect:

                  (i) All patents, patent applications, trademark and copyright registrations and applications for registration, and Internet domain name registrations claimed to be owned by West or its Subsidiaries are owned exclusively by West or such Subsidiaries and are subsisting and, to West's Knowledge, valid and enforceable.

                  (ii) Except as set forth on Section 3.1(p)(ii) of the West Disclosure Letter, West and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) necessary to conduct the business of West and its Subsidiaries as currently conducted, all of which rights shall in all material respects survive unchanged the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereunder.

                  (iii) The conduct of the business as currently conducted by West and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person and in the three (3) year period immediately preceding the date of this Agreement, there has been no such claim, action or proceeding asserted, or to West's Knowledge threatened against West or its Subsidiaries or any indemnitee thereof. There is no claim, action or proceeding asserted, or to West's Knowledge threatened, against West or its Subsidiaries or any indemnitees thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property claimed to be owned or held by West or its Subsidiaries or used or alleged to be used in the business of West or its Subsidiaries.

                  (iv) To West's Knowledge, no third Person has, in the three (3) year period immediately preceding the date of this Agreement, infringed, misappropriated or otherwise violated the Intellectual Property rights of West or its Subsidiaries. There are no claims, actions or proceedings asserted or threatened by West, or decided by West to be asserted or threatened, that (A) a third Person infringes, misappropriates or otherwise violates, or in the three (3) year period immediately preceding the date of this Agreement, infringed, misappropriated or otherwise violated, the Intellectual Property rights of West or its Subsidiaries; or (B) a third Person's owned or claimed Intellectual Property interferes with, infringes, dilutes or otherwise harms the Intellectual Property rights of West or its Subsidiaries.

                  (v) West and its Subsidiaries have taken reasonable measures to protect the confidentiality of all material Trade Secrets (as defined below) that are owned, used or held by West and its Subsidiaries and, to West's Knowledge, such material Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

                  (vi) The IT Assets (as defined below) of West and its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by West and its Subsidiaries for the operation of their respective businesses, and have not malfunctioned or failed within the three (3) year period immediately preceding the date of this Agreement. To West's Knowledge, no Person has gained unauthorized access to such IT Assets. West and its Subsidiaries have implemented and maintained for the three (3) year period immediately preceding the date of this Agreement reasonable and sufficient backup and disaster recovery technology consistent with industry practices.

                  As used in this Agreement,

                  (1) "Computer Software" means all computer software and databases (including, without limitation, source code, object code, and all related documentation).

                  (2) "Intellectual Property" means, collectively, all United States and foreign (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, "Trademarks"); (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (iii) trade secrets and confidential information and know-how, including confidential processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) all rights in published and unpublished works of authorship, whether copyrightable or not (including without limitation Computer Software and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); (v) moral rights, rights of publicity and rights of privacy; and
(vi) all other intellectual property or proprietary rights.

                  (3) "IT Assets" means computers, Computer Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and elements, and all associated documentation.

                  (q) Foreign Corrupt Practices Act. Except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a material adverse impact on the ability of West and its Subsidiaries to conduct their operations in the ordinary course of business:

                  (i) West and its Subsidiaries have developed and implemented a compliance program which includes corporate policies and procedures to ensure compliance with the Foreign Corrupt Practices Act, as amended (the "Foreign Corrupt Practices Act").

                  (ii) In connection with its compliance with the Foreign Corrupt Practices Act, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the Foreign Corrupt Practices Act, any enforcement actions or threats of enforcement actions, or any facts that, in each case, could result in any adverse or negative performance evaluation related to the Foreign Corrupt Practices Act.

                  (iii) Neither the U.S. Government nor any other Person has notified West or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act.

                  (iv) None of West or its Subsidiaries has undergone and is undergoing any audit, review, inspection, investigation, survey or examination of records relating to West's or any of its Subsidiaries' compliance with the Foreign Corrupt Practice Act, and, to West's Knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

                  (v) West and its Subsidiaries have not been and are not now under any administrative, civil or criminal investigation, charge or indictment involving alleged false statements, false claims or other improprieties relating to West's or any of its Subsidiaries' compliance with the Foreign Corrupt Practices Act, nor, to West's Knowledge, is there any basis for any such investigation or indictment.

                  (vi) None of West or its Subsidiaries has been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to West's or any of its Subsidiaries' compliance with the Foreign Corrupt Practices Act, nor, to West's Knowledge, is there any basis for any such proceeding.

                  (r)      Aircraft.

                  (i) Section 3.1(r)(i) of the West Disclosure Letter sets forth a true and complete list of all aircraft owned or leased by West or any of its Subsidiaries as of March 31, 2005 (the "West Aircraft"), including a description of the type and aircraft number of each such West Aircraft and the date West placed such West Aircraft in service or proposes to place such West Aircraft in service. All West Aircraft owned or leased by West or any of its Subsidiaries are in airworthy condition and are being maintained according to applicable FAA regulatory standards and the FAA-approved maintenance program of West and its Subsidiaries. West and its Subsidiaries have implemented maintenance schedules with respect to their respective West Aircraft and engines that, if complied with, would result in the satisfaction of all requirements under all applicable ADs and FARs required to be complied with in accordance with the FAA-approved maintenance program of West and its Subsidiaries, and West and its Subsidiaries are in compliance with such maintenance schedules in all material respects and currently have no reason to believe that they will not satisfy any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules.

                  (ii) Section 3.1(r)(ii) of the West Disclosure Letter sets forth a true and complete list, as of the date hereof, containing all Contracts (other than existing aircraft leases) pursuant to which West or any of its Subsidiaries may purchase or lease aircraft, including the manufacturer and model of all aircraft subject to each Contract. West has delivered or made available to East true and complete copies of all Contracts listed on Section 3.1(r)(ii) of the West Disclosure Letter, including all amendments thereto.

                  (iii) Each West Aircraft has a validly issued, current individual aircraft FAA Certificate of Airworthiness with respect to such West Aircraft which satisfies all requirements for the effectiveness of such FAA Certificate of Airworthiness.

                  (iv) Each West Aircraft's structure, systems and components are functioning in accordance with its intended use as set forth in FAA-approved documentation, including any applicable manuals, technical standard orders or parts manufacturing approval certificates.

                  (v) All deferred maintenance items and temporary repairs with respect to each such West Aircraft have been or will be made materially in accordance with FAA, manufacturer's and West's maintenance programs.

                  (vi) Each West Aircraft is properly registered on the FAA aircraft registry.

                  (vii) West is not a party to any interchange or pooling agreements with respect to its West Aircraft.

                  (viii) No West Aircraft is subleased to or otherwise in the possession of another air carrier or other Person other than West or any of its Subsidiaries, to operate such West Aircraft in air transportation or otherwise.

                  (s) Slots. Section 3.1(s) of the West Disclosure Letter sets forth a true, correct and complete list of all takeoff and landing slots and other similar takeoff and landing rights ("West Slots") used by West or any of its Subsidiaries on the date hereof at any domestic or international airport, including a true, correct and complete list of all West Slot lease agreements. West and its Subsidiaries will have complied in all material respects with the requirements of the regulations issued under the Federal

Aviation Act and any other Laws with respect to the West Slots. Neither West nor any of its Subsidiaries has received any notice of any proposed withdrawal of the West Slots by the FAA, the DOT or any other Governmental Entity. The West Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Federal Aviation Act, were not acquired pursuant to 14 C.F.R. Section 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. Section 93.217. To the extent covered by 14 C.F.R. Section 93.227, West and its Subsidiaries have used each West Slot either at least 80% of the maximum amount that each West Slot could have been used during each full and partial reporting period (as described in 14 C.F.R. Section 93.227(i)) or such greater or lesser amount of minimum usage as may have been required to protect such West Slot's authorization from termination or withdrawal under regulations established by any Governmental Entity or airport authority. All reports required by the FAA or any Governmental Entity relating to the West Slots have been filed in a timely manner. Neither West nor any of its Subsidiaries has agreed to any West Slot slide, West Slot trade, West Slot purchase, West Slot sale or other transfer of any of the West Slots.

                  (t) Equipment. Section 3.1(t) of the West Disclosure Letter sets forth a true, correct and complete list of all passenger loading bridges owned by West or any of its subsidiaries.

                  (u) U.S. Citizen; Air Carrier. West's primary subsidiary, America West Airlines, Inc., is a "citizen of the United States" as defined in the Federal Aviation Act and is an "air carrier" within the meaning of such Act operating under certificates issued pursuant to such Act (49 U.S.C. Sections 41101-41112).

                  (v) Insurance. Section 3.1(v) of the West Disclosure Letter lists and briefly describes (including name of insurer, agent or broker, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of West or any of the Subsidiaries with respect to its properties and assets. All such insurance policies are in full force and effect and neither West nor any Subsidiary is in default with respect to its obligations under any such insurance policy. The insurance coverage of West and the Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. West has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

                  (w) Brokers and Finders. Neither West nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement, except that West has employed, and is solely responsible for the fees and expenses of, Greenhill & Co., LLC and TPG Partners, L.P., or one of its affiliates, as its financial advisors that may be payable to them in connection with any of the transactions contemplated by this Agreement, and a copy of the engagement letter with each such financial advisor has been provided to East prior to the date hereof.

                  3.2 Representations and Warranties of East and Merger Sub. Except as set forth in the disclosure letter (subject to Section 7.12(c) of this Agreement) delivered to West by East prior to entering into this Agreement (the "East Disclosure Letter") or, to the extent the qualifying nature of such disclosure with respect to a specific representation and warranty is readily apparent therefrom, as set forth in the East Reports (as defined in Section 3.2(f)) filed on or after January 1, 2005 and prior to the date hereof (excluding any disclosures included in any such East Report that are predictive or forward-looking in nature), East and Merger Sub each hereby represent and warrant to West that:

                  (a) Organization, Good Standing and Qualification. Each of East and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and, pursuant to Sections 1107 and 1108 of the Bankruptcy Code and the orders of the Bankruptcy Court, has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected (x) to result in a material adverse effect on the financial condition, assets, liabilities, business or results of operations of East and its Subsidiaries taken as a whole, excluding any such effect resulting from (I) changes or conditions generally affecting the U.S. economy or financial markets, (II) changes or conditions generally affecting any of the segments of the airline industry in which East or any of its Subsidiaries operates, to the extent such conditions or changes do not disproportionately impact East or its Subsidiaries, (III) changes or conditions resulting from divestiture required in order to satisfy Section 5.1(b) hereof or (IV) the announcement or consummation of this Agreement, or (y) to prevent, materially delay or materially impair the ability of East and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a "East Material Adverse Effect").

                  (b) Capital Structure of East. Upon the Closing and after giving effect to the Confirmation Order and the Plan, the authorized common stock of East shall consist of 200,000,000 shares of East Common Stock, of which 47,475,729 shares will be outstanding, subject to the assumptions set forth on
Section 3.2(b)(i) of the East Disclosure Letter. At the Effective Time, the East Common Stock to be issued and delivered pursuant to the terms hereof, shall have been duly authorized and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties or reserved for issuance in accordance with the terms of the Plan and Confirmation Order. The rights, preferences and privileges of the capital stock of East shall be as set forth in the Parent Charter, as amended pursuant to the Plan and in effect at the Effective Time. Other than pursuant to the transactions contemplated by this Agreement, and except as set forth on Section 3.2(b)(ii) of the East Disclosure Letter, upon the Closing and after giving effect to the Confirmation Order and the Plan, there will be no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate East or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of East or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of East or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

                  (c) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, directly owned by East. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  (d)      Corporate Authority; Approval and Fairness.

                  (i) Subject to entry by the Bankruptcy Court of the Confirmation Order, (x) each of East and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, and (y) this Agreement is a valid and binding agreement of East and Merger Sub, enforceable against each of East and Merger Sub in accordance with its terms.

                  (ii) The Board of Directors of each of East and Merger Sub has declared that the Merger and the other transactions contemplated hereby are advisable, the Board of Directors of East has approved this Agreement and the Board of Directors and the sole shareholder of Merger Sub have adopted this Agreement.

                  (e)      Governmental Filings; No Violations; Certain
Contracts.

                  (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations and/or notices (A) pursuant to
Section 1.3; (B) under the HSR Act, the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder; (C) with, from or to the FAA;
(D) with, from or to the DOT; (E) with, from or to the FCC; (F) with, from or to the DHS; (G) with, from or to the ATSB and (H) with, from or to those foreign Governmental Entities regulating competition and the airline industry set forth in Section 3.2(e)(i)(H) of the East Disclosure Letter, no notices, reports or other filings are required to be made by East with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by East or any of its Subsidiaries from any Governmental Entity (subject and after giving effect to any required approvals of the Bankruptcy Court (including, without limitation, to the extent applicable, the Confirmation Order) and the
Plan) in connection with the execution,
delivery and performance of this Agreement by East and the consummation by East and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (ii) The execution, delivery and performance of this Agreement by East and Merger Sub do not, and the consummation by East and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of East or Merger Sub; (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of East or any of its Subsidiaries pursuant to any Contract binding upon East or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation by East and Merger Sub of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 3.2(e)(i), any Law or governmental or non-governmental permit or license to which East or any of its Subsidiaries is subject; or (C) a default under any agreement or loan agreement or any other indebtedness agreement or instrument of indebtedness that first occurred after the commencement of the Cases that is binding upon East or any of its Subsidiaries or assets, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent the ability of East or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

                  (f)      East Reports; Financial Statements.

                  (i) East has made available to West each registration statement, report, proxy statement or information statement prepared by it since December 31, 2004 (the "East Audit Date") and filed with the SEC, including East's Annual Report on Form 10-K for the year ended December 31, 2004, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. East has filed or furnished all forms, statements, schedules, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the East Audit Date (the forms, statements, schedules, reports and documents filed or furnished with the SEC since the East Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the "East Reports"). Each of the East Reports, at the time of its filing, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and complied in all material respects with the then applicable accounting standards. As of their respective dates (or, if amended, as of the date of such amendment), the East Reports did not, and any East Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The East Reports included or will include all certificates required to be included therein pursuant to Sections 302 and 906 of the SOX Act, and the internal control report and attestation of East's outside auditors required by Section 404 of the SOX Act.

                  (ii) Each of the consolidated balance sheets included in or incorporated by reference into the East Reports (including the related notes and schedules) fairly presents, or, in the case of East Reports filed after the date hereof, will fairly present, in all material respects, the consolidated financial position of East and any other entity included therein and their respective Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and cash flows included in or incorporated by reference into the East Reports (including any related notes and schedules) fairly presents, or in the case of East Reports filed after the date hereof, will fairly present, in all material respects, the net income, total shareholders' equity and net increase in cash and cash equivalents, as the case may be, of East and any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and subject, in the case of any unaudited interim financial statements, to the absence of notes.

                  (iii) The management of East has (x) established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to East, including its consolidated Subsidiaries, is made known to the management of East by others within those entities, and (y) has disclosed, based on its most recent evaluation, to East's outside auditors and the audit committee of the Board of Directors of East (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect East's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in East's internal controls over financial reporting. Since the Audit Date, any material change in internal control over financial reporting required to be disclosed in any East Report has been so disclosed.

                  (iv) Since the Audit Date, neither East nor any of its Subsidiaries nor, to East's Knowledge (as defined below), any director, officer, employee, auditor, accountant or representative of East or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of East or any of its Subsidiaries or their respective internal accounting controls relating to periods after the Audit Date, including any material complaint, allegation, assertion or claim that East or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), "East's Knowledge" shall mean the knowledge of the Chief Executive Officer and each Executive Vice President and Senior Vice President of East, after reasonable inquiry.

                  (g) Absence of Changes. Since the East Audit Date, East and its Subsidiaries have conducted their respective businesses only in accordance with, and have not engaged in any material transaction other than in accordance with, the orders of the Bankruptcy Court for the operation of East. Since the East Audit Date, there has not been any East Material Adverse Effect or any event, occurrence, discovery or development which would, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (h)      Litigation and Liabilities.

                  (i) Other than the Cases and proceedings therein, or as otherwise disclosed on East's Annual Report on Form 10-K for the year ended December 31, 2004, or as set forth on Section 3.2(h)(i) of the East Disclosure Letter, there are no (A) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to East's Knowledge, threatened against East or its Subsidiaries or (B) litigations, arbitrations, investigations or other proceedings, or injunctions or final judgments relating to, pending or, to East's Knowledge, threatened against East or any of its Subsidiaries before any Governmental Entity, including without limitation the FAA, except in the case of either clause (A) or (B), for those that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. Other than any order of the Bankruptcy Court, none of East or any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which would, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (ii) Except as set forth in the Plan, there are no liabilities or obligations of East or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances that would reasonably be expected to result in any obligations or liabilities of, East or any of its Subsidiaries, other than:

                  (A) liabilities or obligations to the extent (I) reflected on the consolidated balance sheet of East or (II) disclosed in the notes thereto, in accordance with GAAP, in each case included in East's quarterly report on Form 10-Q for the period ended March 31, 2005 or in East's annual report on Form 10-K for the period ended December 31, 2004;

                  (B) liabilities or obligations incurred in the ordinary course of business since December 31, 2004;

                  (C) performance obligations under contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Law, in each case to the extent arising after the date hereof; or

                  (D) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (i)      Employee Benefits.

                  (i) Section 3.2(i)(i) of the East Disclosure Letter contains a true and complete list of each material East Compensation and Benefit Plan. "East Compensation and Benefit Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit or compensation plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by East or any of its Subsidiaries or by any trade or business, whether or not incorporated, that together with East or any of its Subsidiaries would be deemed a "single employer" under Section 414 of the Code (an "East ERISA Affiliate") or to which East or any East ERISA Affiliate is a party, for the benefit of, with or relating to any current or former employee, officer or director of East or any East ERISA Affiliate; provided, however, that "East Compensation and Benefit Plan" shall not include any plan, program or agreement that is, or has been, terminated or rejected at any time during the pendancy of the Cases. Except as would not result in a material liability, neither East nor any of its Subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing East Compensation and Benefit Plan (excluding any severance or retention bonus plan) that would affect any employee or director or former employee or former director of East or any of its Subsidiaries.

                  (ii) With respect to each of the material East Compensation and Benefit Plans, East has heretofore delivered or made available to West true and complete copies of each of the following documents: (A) the East Compensation and Benefit Plan and related trust agreements and insurance contracts (including all amendments thereto), if any; (B) the most recent annual report, actuarial report, and financial statement, if any; (C) the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such East Compensation and Benefit Plan, if any; and (D) the most recent determination letter received from the IRS with respect to each East Compensation and Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

                  (iii) Except with respect to claims covered by the Cases, and except as set forth on Section 3.2(i)(iii) of the East Disclosure Letter,
(A) no liability under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code has been incurred by East or any of its Subsidiaries or any East ERISA Affiliate since the effective date of ERISA that has not been satisfied in full (or previously discharged under the Bankruptcy Code), and (B) no condition exists that presents a risk to East or any of its Subsidiaries or any East ERISA Affiliate of incurring a liability under such Title or such Sections, in each case, which would, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect.

                  (iv) Neither East, nor any of its Subsidiaries, nor any East ERISA Affiliate, nor any of the East Compensation and Benefit Plans, nor any trust created thereunder, nor, to East's Knowledge, any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which East, any of its Subsidiaries, or any of the East Compensation and Benefit Plans would, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect.

                  (v) Except to the extent covered by the Plan or as would not, individually or in the aggregate, have an East Material Adverse Effect, and except as set forth on Section 3.2(i)(v) of the East Disclosure Letter, (A) all contributions required to have been made under the terms of any East Compensation and Benefit Plan have been timely made, and (B) all obligations in respect of each East Compensation and Benefit Plan have been properly accrued and reflected on the most recent consolidated statement of operations and consolidated balance sheet filed or incorporated by reference in the East Reports to the extent required by GAAP.

                  (vi) Except as set forth on Section 3.2(i)(vi) of the East Disclosure Letter, no East Compensation and Benefit Plan (other than any that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA) is subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA.

                  (vii) None of the East Compensation and Benefit Plans is a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA. With respect to any East Compensation and Benefit Plan that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA (each of which is identified in Section 3.2(i)(vii) of the East Disclosure Letter), (A) neither East, any of its Subsidiaries nor any East ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Section 4203 and 4205 of ERISA, (B) no event has occurred that presents a material risk of a partial withdrawal, (C) neither East, any of its Subsidiaries nor any East ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and no circumstances exist that present a material risk that any such plan will go into reorganization, and (D) neither East, any of its Subsidiaries nor any East ERISA Affiliates would have any material withdrawal liability if a complete withdrawal by East, its Subsidiaries and the East ERISA Affiliates occurred under each such plan on the date hereof.

                  (viii) Except as set forth on Section 3.2(i)(viii) of the East Disclosure Letter, the IRS has issued a favorable determination letter in respect of each of the East Compensation and Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code and neither East nor any of its Subsidiaries is aware of any circumstances that could reasonably be expected to result in the revocation of such letter. Each of the East Compensation and Benefit Plans that is intended to satisfy the requirements of
Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects, except as would not, either individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect. Each of the East Compensation and Benefit Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code, except as would not, either individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect.

                  (ix) Except for claims filed in connection with the Cases, there are no claims pending, or, to East's Knowledge, threatened or anticipated (other than routine claims for benefits) against any East Compensation and Benefit Plan, the assets of any East Compensation and Benefit Plan or against East, any of its Subsidiaries or any East ERISA Affiliate with respect to any East Compensation and Benefit Plan. Except in connection with the Cases, there is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any East Compensation and Benefit Plan or any fiduciary thereof (other than rules of general applicability). There are no pending or, to East's Knowledge, threatened audits or investigations by any governmental body, commission or agency involving any East Compensation and Benefit Plan, that would, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect.

                  (x) Except as will be disclosed in, or covered by, the Plan, or as set forth on Section 3.2(i)(x) of the East Disclosure Letter, no East Compensation and Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of East or any of its Subsidiaries after retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefit or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books of East, or (D) benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary)), which would, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect..

                  (xi) Except as set forth on Section 3.2(i)(xi) of the East Disclosure Letter, East and its Subsidiaries have no unfunded liabilities with respect to any East Compensation and Benefit Plan that is a "pension plan" (within the meaning of Section 3(2) of ERISA) that covers current or former non-U.S. employees of East or any of its Subsidiaries which, if funded, would, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect.

                  (j)      Compliance with Laws; Licenses.

                  (i) The businesses of each of East and its Subsidiaries have not been conducted in violation of any material federal, state, local or foreign Laws or any applicable operating certificates, common carrier obligations, ADs, FARs or any other rules, regulations, directives or policies of the FAA, DOT, FCC, DHS or any other Governmental Entity, except for such violations that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. No investigation or review by any Governmental Entity with respect to East or any of its Subsidiaries is pending or, to East's Knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for any such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. Each of East and its Subsidiaries has obtained and is in substantial compliance with all Licenses necessary to conduct its business as presently conducted, except for any failures to have or to be in compliance with such Licenses which would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. The representations and warranties contained in this Section 3.2(j) shall not apply to the following applicable Laws to the extent applicable to East and its Subsidiaries (or Licenses required under such applicable Laws): (i) ERISA and other applicable Laws regarding employee benefit matters, which are exclusively governed by Section 3.2(i), (ii) applicable Laws regarding Taxes, which are exclusively governed by Section 3.2(o), (iii) Environmental Laws, which are exclusively governed by Section 3.2(n), and (iv) applicable Laws regarding labor matters, which are exclusively governed by
Section 3.2(p).

                  (ii) Each of East and its Subsidiaries is in compliance with (A) its obligations under each of the Licenses and (B) the rules and regulations of the Governmental Entity issuing such Licenses, except in each instance for any failures to be in compliance which would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. There is not pending or, to East's Knowledge, threatened before the FAA, DOT or any other Governmental Entity any material proceeding, notice of violation, order of forfeiture or complaint or investigation against East or any of its Subsidiaries relating to any of the Licenses, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. The actions of the applicable Governmental Entities granting all Licenses have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to East's Knowledge, threatened, any material application, petition, objection or other pleading with the FAA, DOT or any other Governmental Entity which challenges or questions the validity of or any rights of the holder under any License, except as set forth on Section 3.2(j)(ii) of the East Disclosure Letter and except, for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (k)      Material Contracts.

                  (i) As of the date of this Agreement, neither East nor any of its Subsidiaries is a party to or bound by any Contract, assumed or not rejected in connection with the Cases as of the date of this Agreement, required pursuant to Item 601 of Regulation S-K under the Securities Act to be filed as an exhibit to East's Annual Report on Form 10-K for the year ended December 31, 2004, or on any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by East since December 31, 2004, which has not been so filed.

                  (ii) As of the date of this Agreement, neither East nor any of its Subsidiaries is a party to or is bound by any non-competition Contract or other Contract (other than the East CBAs, as defined below), assumed or not rejected in connection with the Cases as of the date of this Agreement, that (I) purports to limit in any material respect either the type of business in which East or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business, or (II) could require the disposition of any material assets or line of business of East or any of its Subsidiaries.

                  (iii) All Contracts that have been filed as an exhibit to East's Annual Report on Form 10-K for the year ended December 31, 2004, or on any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by East since December 31, 2004, and all Contracts listed on Section 3.2(k)(ii) of the East Disclosure Letter, together with all exhibits and schedules to such Contracts, shall constitute the "East Material Contracts".

                  (iv) A true and complete copy of each East Material Contract has previously been delivered or made available to West (subject to applicable confidentiality restrictions) and each such Contract is a valid and binding agreement of East or one of its Subsidiaries, as the case may be, and is in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect. Neither East nor any of its Subsidiaries is in default or breach under the terms of any such East Material Contract which would, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (l)      Real Property.

                  (i) Except in any such case as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect, with respect to the real property, including the land and any and all buildings, structures and other improvements located thereon, owned by East or its Subsidiaries or as set forth in Section 3.2(l)(i) of the East Disclosure Letter (the "East Owned Real Property"), (A) East, or any one of its Subsidiaries, as applicable, has good and marketable title to the East Owned Real Property, free and clear of any Encumbrance, and (B) there are no outstanding options or rights of first refusal to purchase the East Owned Real Property, or any portion thereof or interest therein.

                  (ii) Section 3.2(l)(ii) of the East Disclosure Letter sets forth a true, correct and complete list of all the airport gates leased, occupied or otherwise used by East or any of its Subsidiaries (the "East Gates"), including, where applicable, the gate number and the airport and terminal or concourse location of each such East Gate.

                  (iii) With respect to the real property leased or subleased to East or its Subsidiaries as lessee, assumed or not rejected in connection with the Cases as of the date of this Agreement, (the "East Leased Real Property" and, together with the East Gates and East Owned Real Property, the "East Real Property"), (A) the lease or sublease for such property is valid, legally binding, enforceable in accordance with its terms and in full force and effect, and none of East or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of East or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (B) no third party lessor has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (iv) Section 3.2(l)(iv) of the East Disclosure Letter contains a true, correct and complete list of all material East Real Property, including the name of the owner of record thereof, a brief description of the use of such East Real Property, a list of any leases, subleases or other agreements, pursuant to which East or its Subsidiaries lease any East Real Property as lessor, in each case including identification of the lease expiration date, and a description of the lease, sublease or other agreement for all East Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect, or as set forth in Section 3.2(l)(iv) of the East Disclosure Letter, no third party occupies or uses or has the right to occupy or use all or any part of any East Real Property.

                  (v) Except as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the East Real Property are installed and operating and are sufficient to enable the East Real Property to continue to be used and operated in the manner currently being used and operated, and to East's Knowledge there is no factor or condition that could result in the termination or material impairment of the furnishing thereof.

                  (vi) All Licenses required to have been issued to East to enable any East Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (vii) East has not received any notice, nor to East's Knowledge is there any pending, threatened or contemplated condemnation or eminent domain proceeding affecting any East Real Property or any part thereof, or any proposed termination or impairment of any parking at any such East Real Property or denial of access to any such East Real Property from any current point of public access, or of any sale or other disposition of any such East Real Property or any part thereof in lieu of condemnation, except as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (viii) Except as set forth on Section 3.2(l)(viii) of the East Disclosure Letter, no portion of any East Real Property has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition (ordinary wear and tear excepted), except as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (ix) For purposes of this Section 3.2(l) only, "Encumbrance" means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset except for (A) specified encumbrances described in
Section 3.2(l)(i) of the East Disclosure Letter; (B) leases or subleases by East or its Subsidiaries as lessor as described in Section 3.2(l)(iv) of the East Disclosure Letter; (C) encumbrances for current Taxes or other governmental charges not yet due and payable; (D) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of East, or the validity or amount of which is being contested in good faith by appropriate proceedings; and (E) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of East Owned Real Property or East Leased Real Property to which they relate or the conduct of the business of East and its Subsidiaries as presently conducted.

                  (m) Takeover Statutes. The Board of Directors of East and Merger Sub have approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions DGCL
Section 203. No other Takeover Statute is applicable to East, Merger Sub, the Shares, the Merger or the other transactions contemplated by this Agreement.

                  (n) Environmental Matters. (i) (i) East and its Subsidiaries have complied at all times with all applicable Environmental Laws except for such matters as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect; (ii) no property currently owned, leased or operated by East or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance in a manner that is or could reasonably be expected to be required to be Remediated or Removed, that is in violation of any Environmental Law, or that is reasonably likely to give rise to any Environmental Liability except for any Environmental Liability that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect; (iii) East and its Subsidiaries have no information that any property formerly owned, leased or operated by East or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership, leasehold, or operation; (iv) neither East nor any of its Subsidiaries nor any prior owner or operator has incurred in the past or is now subject to any Environmental Liabilities except for such matters as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect; (v) except as set forth on Section 3.2(n) of the East Disclosure Letter, and except for such matters as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect, in the past five (5) years neither East nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that East or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vi) neither East nor any of its Subsidiaries is subject to any order, decree, injunction or agreement with any Governmental Entity, or any indemnity or other agreement with any third party, concerning liability or obligations relating to any Environmental Law or otherwise relating to any Hazardous Substance or any environmental matter; (vii) there is no Removal, Remediated or Required Action being undertaken on any property currently owned, leased or operated by East or any of its Subsidiaries; and (viii) there are no other circumstances or conditions involving East or any of its Subsidiaries that could reasonably be expected to result in any Environmental Liability except for such matters as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (o) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect:
East and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; and (ii) have paid all Taxes that are required to be paid or that East or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which adequate reserves have been established on the most recent consolidated balance sheet included in or incorporated into the East Reports. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to result in an increase in Taxes that is material to East, there are no audits, examinations, investigations or other proceedings, in each case, pending or threatened in writing, in respect of Taxes or Tax matters. East has made available to West true and correct copies of the United States federal income Tax Returns filed by East and their respective Subsidiaries for each of the fiscal years ended December 31, 2003 and 2002. None of East or its Subsidiaries has been a "distributing corporation" or "controlled corporation" in any distribution occurring during the last 30 months that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign law). Neither East nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code. There are no Liens for Taxes on any asset of East or any of its Subsidiaries, except for Liens for Taxes not yet due and payable and Liens for Taxes that would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect.

                  (p)      Labor Matters.

                  (i) East has made available to West true and complete copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of East or any of its Subsidiaries (the "East CBAs").

                  (ii) No labor union, labor organization or group of employees of East or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with any labor relations tribunal or authority. To East's Knowledge, there are no labor union organizing activities pending or threatened with respect to any employees of East or any of its Subsidiaries.

                  (iii) There is no labor dispute, strike, slowdown, work stoppage or lockout, or to East's Knowledge, threat thereof by or with respect to any employee of East or any of its Subsidiaries.

                  (iv) There are no arbitrations, written grievances or written complaints outstanding or, to East's Knowledge, threatened against East or any of its Subsidiaries under any East CBAs, except for such matters as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect. Neither East nor any of its Subsidiaries is in receipt of written notice of any material statutory disputes or unfair labor practice charges.

                  (q) Intellectual Property and IT Assets. Except for such matters as would not, individually or in the aggregate, reasonably be expected to result in an East Material Adverse Effect:

                  (i) All patents, patent applications, trademark and copyright registrations and applications for registration, and Internet domain name registrations claimed to be owned by East or its Subsidiaries are owned exclusively by East or such Subsidiaries and are subsisting and, to East's Knowledge, valid and enforceable.

                  (ii) Except as set forth on Section 3.2(q)(ii) of the East Disclosure Letter, East and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property necessary to conduct the business of East and its Subsidiaries as currently conducted, all of which rights shall in all materials respects survive unchanged the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereunder.

                  (iii) Except as set forth on Section 3.2(q)(iii) of the East Disclosure Letter, the conduct of the business as currently conducted by East and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person and in the three (3) year period immediately preceding the date of this Agreement, there has been no such claim, action or proceeding asserted, or to East's Knowledge threatened against East or its Subsidiaries or any indemnitees thereof. There is no claim, action or proceeding asserted, or to East's Knowledge threatened, against East or its Subsidiaries or any indemnitees thereof concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property claimed to be owned or held by East or its Subsidiaries or used or alleged to be used in the business of East or its Subsidiaries.

                  (iv) To East's Knowledge, no third Person has, in the three (3) year period immediately preceding the date of this Agreement, infringed, misappropriated or otherwise violated the Intellectual Property rights of East or its Subsidiaries. There are no claims, actions or proceedings asserted or threatened by East, or decided by East to be asserted or threatened, that (A) a third Person infringes, misappropriates or otherwise violates, or in the three (3) year period immediately preceding the date of this Agreement, infringed, misappropriated or otherwise violated, the Intellectual Property rights of East or its Subsidiaries; or (B) a third Person's owned or claimed Intellectual Property interferes with, infringes, dilutes or otherwise harms the Intellectual Property rights of East or its Subsidiaries.

                  (v) East and its Subsidiaries have taken reasonable measures to protect the confidentiality of all material Trade Secrets that are owned, used or held by East and its Subsidiaries and, to East's Knowledge, such material Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

                  (vi) Except as set forth on Section 3.2(q)(vi) of the East Disclosure Letter ,the IT Assets of East and its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by East and its Subsidiaries for the operation of their respective businesses, and have not malfunctioned or failed within the three (3) year period immediately preceding the date of this Agreement. To East's Knowledge, no Person has gained unauthorized access to such IT Assets. Except as set forth on Section 3.2(q)(vi) of the East Disclosure Letter, East and its Subsidiaries have implemented and maintained for the three
(3) year period immediately preceding the date of this Agreement reasonable and sufficient backup and disaster recovery technology consistent with industry practices.

                  (r) Foreign Corrupt Practices Act. Except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a material adverse impact on the ability of East and its Subsidiaries to conduct their operations in the ordinary course of business:

                  (i) East and its Subsidiaries have developed and implemented a compliance program which includes corporate policies and procedures to ensure compliance with the Foreign Corrupt Practices Act.

                  (ii) In connection with its compliance with the Foreign Corrupt Practices Act, there are no adverse or negative past performance evaluations or ratings by the U.S. Government, or any voluntary disclosures under the Foreign Corrupt Practices Act, any enforcement actions or threats of enforcement actions, or any facts that, in each case, could result in any adverse or negative performance evaluation related to the Foreign Corrupt Practices Act.

                  (iii) Neither the U.S. Government nor any other Person has notified East or its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act.

                  (iv) None of East or its Subsidiaries has undergone and is undergoing any audit, review, inspection, investigation, survey or examination of records relating to

East's or any of its Subsidiaries' compliance with the Foreign Corrupt Practice Act, and, to East's Knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records.

                  (v) East and its Subsidiaries have not been and are not now under any administrative, civil or criminal investigation, charge or indictment involving alleged false statements, false claims or other improprieties relating to East's or any of its Subsidiaries' compliance with the Foreign Corrupt Practices Act, nor, to East's Knowledge, is there any basis for any such investigation or indictment.

                  (vi) None of East or its Subsidiaries has been and is not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to East's or any of its Subsidiaries' compliance with the Foreign Corrupt Practices Act, nor, to East's Knowledge, is there any basis for any such proceeding.

                  (s)      Aircraft.

                  (i) Section 3.2(s)(i) of the East Disclosure Letter sets forth a true and complete list of all aircraft owned or leased by East or any of its Subsidiaries as of March 31, 2005 (the "East Aircraft"), including a description of the type and aircraft number of each such East Aircraft and the date East placed such East Aircraft in service or proposes to place such East Aircraft in service. All East Aircraft owned or leased by East or any of its Subsidiaries are in airworthy condition and are being maintained according to applicable FAA regulatory standards and the FAA-approved maintenance program of East and its Subsidiaries. East and its Subsidiaries have implemented maintenance schedules with respect to their respective East Aircraft and engines that, if complied with, would result in the satisfaction of all requirements under all applicable ADs and FARs required to be complied with in accordance with the FAA-approved maintenance program of East and its Subsidiaries, and East and its Subsidiaries are in compliance with such maintenance schedules in all material respects and currently have no reason to believe that they will not satisfy any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules.

                  (ii) Section 3.2(s)(ii) of the East Disclosure Letter sets forth a true and complete list, as of the date hereof, containing all Contracts, assumed or not rejected in connection with the Cases as of the date of this Agreement, (other than existing aircraft leases) pursuant to which East or any of its Subsidiaries may purchase or lease aircraft, including the manufacturer and model of all aircraft subject to each Contract. East has delivered or made available to West true and complete copies of all Contracts listed on Section 3.2(s)(ii) of the East Disclosure Letter, including all amendments thereto.

                  (iii) Except as set forth on Section 3.2(s)(iii) of the East Disclosure Letter, each East Aircraft has a validly issued, current individual aircraft FAA Certificate of Airworthiness with respect to such East Aircraft which satisfies all requirements for the effectiveness of such FAA Certificate of Airworthiness.

                  (iv) Each East Aircraft's structure, systems and components are functioning in accordance with its intended use as set forth in FAA-approved documentation, including any applicable manuals, technical standard orders or parts manufacturing approval certificates.

                  (v) All deferred maintenance items and temporary repairs with respect to each such East Aircraft have been or will be made materially in accordance with FAA, manufacturer's and East's maintenance programs.

                  (vi) Each East Aircraft is properly registered on the FAA aircraft registry.

                  (vii) East is not a party to any interchange or pooling agreements with respect to its East Aircraft.

                  (viii) No East Aircraft is subleased to or otherwise in the possession of another air carrier or other Person other than East or any of its Subsidiaries, to operate such East Aircraft in air transportation or otherwise.

                  (t) Slots. Section 3.2(t) of the East Disclosure Letter sets forth a true, correct and complete list of all takeoff and landing slots and other similar takeoff and landing rights ("East Slots") used by East or any of its Subsidiaries on the date hereof at any domestic or international airport, including a true, correct and complete list of all East Slot lease agreements. East and its Subsidiaries will have complied in all material respects with the requirements of the regulations issued under the Federal Aviation Act and any other Laws with respect to the East Slots. Neither East nor any of its Subsidiaries has received any notice of any proposed withdrawal of the East Slots by the FAA, the DOT or any other Governmental Entity. The East Slots have not been designated for the provision of essential air services in accordance with the regulations issued under the Federal Aviation Act, were not acquired pursuant to 14 C.F.R. Section 93.219 and have not been designated for international operations, as more fully detailed in 14 C.F.R. Section 93.217. To the extent covered by 14 C.F.R. Section 93.227, East and its Subsidiaries have used each East Slot either at least 80% of the maximum amount that each East Slot could have been used during each full and partial reporting period (as described in 14 C.F.R. Section 93.227(i)) or such greater or lesser amount of minimum usage as may have been required to protect such East Slot's authorization from termination or withdrawal under regulations established by any Governmental Entity or airport authority. All reports required by the FAA or any Governmental Entity relating to the East Slots have been filed in a timely manner. Neither East nor any of its Subsidiaries has agreed to any East Slot slide, East Slot trade, East Slot purchase, East Slot sale or other transfer of any of the East Slots.

                  (u) Equipment. Section 3.2(u) of the East Disclosure Letter sets forth a true, correct and complete list of all passenger loading bridges owned or utilized by East or any of its Subsidiaries.

                  (v) U.S. Citizen; Air Carrier. East's primary subsidiary, US Airways, Inc., is a "citizen of the United States" as defined in the Federal Aviation Act and is an "air carrier" within the meaning of such Act operating under certificates issued pursuant to such Act (49 U.S.C. Sections 41101-41112).

                  (w) Insurance. Section 3.2(w) of the East Disclosure Letter lists and briefly describes (including name of insurer, agent or broker, coverage and expiration date) each insurance policy maintained by, at the expense of or for the benefit of East or any of the Subsidiaries with respect to its properties and assets and describes any material claims made thereunder. All such insurance policies are in full force and effect and neither East nor any Subsidiary is in default with respect to its obligations under any such insurance policy. The insurance coverage of East and the Subsidiaries is customary for corporations of similar size engaged in similar lines of businesses. East has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any material claim under any insurance policy or refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of premiums payable with respect to any insurance policy.

                  (x) Brokers and Finders. Neither East nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement, except that East has employed, and is solely responsible for the fees and expenses of, Seabury Group, LLC as its financial advisor, and a copy of the engagement letter with such financial advisor has been provided to West prior to the date hereof.

                  (y) Merger Sub Constituent Documents. True, correct and complete copies of the articles of incorporation and by-laws of Merger Sub have been made available to West.

                                   ARTICLE IV

                                    Covenants

                  4.1      Interim Operations.

                  (i) West shall not knowingly take or permit any of its Subsidiaries to take any action or refrain from taking any action the result of which would be reasonably expected to result in any of the closing conditions set forth in Sections 5.1 and 5.3 hereof not to be satisfied. West covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time, unless East shall otherwise approve in writing (such approval not to be unreasonably withheld or delayed), and except as otherwise expressly contemplated by this Agreement or as required by applicable Laws, its business and that of its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of the present employees and agents of West and its Subsidiaries. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required by this Agreement or applicable Laws, (B) as East may approve in writing (such approval not to be unreasonably withheld or delayed) or (C) as set forth in Section 4.1(i) of the West Disclosure Letter, West will not and will not permit its Subsidiaries to:

                  (a) adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments or amend any term of the Shares;

                  (b) merge or consolidate West or any of its Subsidiaries with any other Person, except for any such transactions among wholly-owned Subsidiaries of West that are not obligors or guarantors of third-party indebtedness, or adopt a plan of liquidation;

                  (c) acquire assets outside of the ordinary course of business with a value or purchase price in excess of $10,000,000 in the aggregate, other than acquisitions pursuant to Contracts to the extent in effect immediately prior to the execution of this Agreement and as otherwise set forth in Section 4.1(i)(c) of the West Disclosure Letter, and other than capital expenditures within West's capital expenditure budget as set forth in Section 4.1(i)(j) of the West Disclosure Letter;

                  (d) other than as set forth in Section 4.1(i)(d) of the West Disclosure Letter and other than the issuance of shares or options pursuant to West Stock Plans, West Awards, West Warrants or West Convertible Debt, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of West or any its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of West to West or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

                  (e)      other than (A) specified encumbrances described in
Section 4.1(i)(e) of the West Disclosure Letter; (B) encumbrances for current Taxes or other governmental charges not yet due and payable; (C) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of West, or the validity or amount of which is being contested in good faith by appropriate proceedings; and (D) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of any West Aircraft, West Slots, West Gates or West Real Property or the conduct of the business of West and its Subsidiaries as presently conducted; create or incur any Lien material to West or any of its Subsidiaries on any assets of West or any of its Subsidiaries having a value in excess of $10,000,000;

                  (f) other than as set forth in Section 4.1(i)(f) of the West Disclosure Letter, make any loans, advances or capital contributions to or investments in any Person (other than West or any direct or indirect wholly-owned Subsidiary of West) in excess of $10,000,000 in the aggregate;

                  (g) declare, set aside or pay any dividend or distribution (whether in cash, stock or property or any combination thereof) on
(i) any Shares or West Preferred Shares, or (ii) any shares of capital stock of any Subsidiary (other than wholly-owned Subsidiaries and pro rata dividends payable to holders of interests in non wholly-owned Subsidiaries);

                  (h) reclassify, split, combine, subdivide or repurchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

                  (i) other than as set forth on Section 4.1(i)(i) of the West Disclosure Letter, incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of West or any of its Subsidiaries, except for (i) indebtedness for borrowed money incurred in the ordinary course of business not to exceed $10,000,000 in the aggregate, (ii) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on customary commercial terms, (iii) guarantees by West of indebtedness of wholly-owned Subsidiaries of West or guarantees by Subsidiaries of indebtedness of West, or (iv) interest rate swaps on customary commercial terms consistent with past practice and not to exceed $10,000,000 of notional debt in the aggregate in addition to notional debt currently under swap or similar arrangements;

                  (j) except as set forth in Section 4.1(i)(j) of the West Disclosure Letter, make or authorize any capital expenditure;

                  (k) other than in the ordinary course of business, enter into any Contract that would have been a West Material Contract had it been entered into prior to the date of this Agreement (other than as permitted by Section 4.1(i)(d), (e), (i) or (j));

                  (l) make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or by applicable Law or except as West, after consultation with East and each party's independent auditors, determines in good faith is preferable;

                  (m) settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount to be paid by West or any of its

Subsidiaries in excess of $10,000,000 or which would be reasonably likely to have a material adverse impact on the operations of West or any of its Subsidiaries;

                  (n) other than in the ordinary course of business, (i) amend or modify in any material respect, or terminate or waive any material right or benefit under, any West Material Contract, or (ii) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $10,000,000;

                  (o) except as required by Law or by any currently effective tax sharing agreement listed in Section 4.1(i)(o) of the West Disclosure Letter, make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods.

                  (p) sell, lease, license, leaseback, abandon, or otherwise dispose of any assets of West or its Subsidiaries except (i) in the ordinary course of business or obsolete assets or (ii) sales, leases, licenses, leasebacks, abandonments or other dispositions of assets with a fair market value not in excess of $10,000,000 in respect of any one asset and not in excess of $15,000,000 in the aggregate other than (x) as set forth in Section 4.1(i)(p) of the West Disclosure Letter and (y) any dispositions of assets to the extent used as consideration for acquisitions that are permitted pursuant to Section 4.1(i)(c);

                  (q) except in connection with the replacement of any existing employee, including any officer, on compensation terms that are not materially different from those of the replaced employee or officer, or except as required pursuant to existing written, binding agreements in effect prior to the date of this Agreement that have been provided to East, or except as West, based upon advice of its counsel, determines in good faith is preferable for purposes of compliance with Section 409A of the Code, or as otherwise required by applicable Law, (i) except with respect to any newly-hired employees (excluding officers), enter into any commitment to provide any severance or termination benefits to (or amend any existing arrangement with) any director, officer or employee of West or any of its Subsidiaries, (ii) increase the benefits payable under any existing severance or termination benefit policy or employment agreement, (iii) except with respect to any newly-hired employees (excluding officers), enter into any employment severance, change in control, termination, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee of West or any of its Subsidiaries, (iv) establish, adopt, amend or terminate any West Compensation and Benefit Plan, (v) increase the compensation, bonus or other benefits of, make any new awards under any West Compensation and Benefit Plan to, or pay any bonus to any director, officer, employee, consultant or independent contractor of West or any of its Subsidiaries, except for increases, new awards or payments in the ordinary course of business consistent with past practice for employees who are not among West's Section 16 Officers, (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any West Compensation and Benefit Plan, except as required pursuant to the terms thereof,
(vii) take any action to accelerate
the vesting or payment of any compensation or benefits under any West Compensation and Benefit Plans, to the extent not already required in any such West Compensation and Benefit Plan, (viii) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any West Compensation and Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (ix) amend the terms of any outstanding equity-based award, (x) provide for accelerated vesting, removal of restrictions or exercisability of any stock based or stock related awards (including stock options, stock appreciation rights, performance units and restricted stock units) upon a change in control occurring on or prior to the Effective Time, or
(xi) enter into any new collective bargaining agreements (or material amendments to existing collective bargaining agreements);

                  (r) decrease or defer in any material respect the level of training provided to the employees of West or any of its Subsidiaries or the level of costs expended in connection therewith;

                  (s) fail to keep in effect any governmental route authority in effect and used by any Subsidiary of West as of the date of this Agreement, provided that the restrictions set forth in this Section 4.1(i)(s) shall not apply to any such failure if such failure occurs in the ordinary course of business consistent with past practice;

                  (t) make any material West Route changes, other than changes in the ordinary course of business consistent with past practice;

                  (u) fail to maintain insurance at levels at least comparable to current levels or otherwise in a manner inconsistent with past practice;

                  (v) take any action, or fail to take action, which action or failure could result in the loss of West Slots with an aggregate value in excess of $10,000,000;

                  (w) fail to notify East in writing of any incidents or accidents occurring on or after the date hereof involving any property owned or operated by West that resulted or could reasonably be expected to result in damages or losses in excess of $10,000,000;

                  (x) fail to continue, in respect of all West Aircraft, all material maintenance programs consistent with past practice (except as required or permitted by applicable Law), including using reasonable best efforts to keep all such West Aircraft in such condition as may be necessary to enable to airworthiness certification of such West Aircraft under the Federal Aviation Act to be maintained in good standing at all times;

                  (y)      agree or commit to do any of the foregoing.

                  (ii) East shall not knowingly take or permit any of its Subsidiaries to take any action or refrain from taking any action the result of which would be reasonably expected to result in any of the closing conditions set forth in Sections 5.1 and 5.2 not to be satisfied. East covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time, unless West shall otherwise approve in writing (such approval not to be unreasonably withheld or delayed), and except as otherwise expressly contemplated by this Agreement or as required by applicable Laws, its business and that of its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of the present employees and agents of East and its Subsidiaries. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required by this Agreement or applicable Laws,
(B) as West may approve in writing (such approval not to be unreasonably withheld or delayed) or (C) as set forth in Section 4.1(ii) of the East Disclosure Letter, East will not and will not permit its Subsidiaries to:

                  (a) adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments or amend any term of the East Common Stock;

                  (b) merge or consolidate East or any of its Subsidiaries with any other Person, except for any such transactions among wholly-owned Subsidiaries of East that are not obligors or guarantors of third-party indebtedness, or adopt a plan of liquidation;

                  (c) acquire assets outside of the ordinary course of business with a value or purchase price in excess of $10,000,000 in the aggregate, other than acquisitions pursuant to Contracts to the extent in effect immediately prior to the execution of this Agreement and as otherwise set forth in Section 4.1(ii)(c) of the East Disclosure Letter, and other than capital expenditures within East's capital expenditure budget as set forth in Section 4.1(ii)(j) of the East Disclosure Letter;

                  (d) other than as set forth in Section 4.1(ii)(d) of the East Disclosure Letter and other than the issuance of shares or options pursuant to stock-based benefit plans and under individual employment agreements to which East is a party, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of East or any its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of East to East or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

                  (e)      other than (A) specified encumbrances described in
Section 4.1(ii)(e) of the East Disclosure Letter; (B) encumbrances for current Taxes or other governmental charges not yet due and payable; (C) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of East, or the validity or amount of which is being contested in good faith by appropriate proceedings; and (D) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of any East Aircraft, East Slots, East Gates or East Real Property or the conduct of the business of East and its Subsidiaries as presently conducted; create or incur any Lien material to East or any of its Subsidiaries on any assets of East or any of its Subsidiaries having a value in excess of $10,000,000;

                  (f) other than as set forth in Section 4.1(ii)(f) of the East Disclosure Letter, make any loans, advances or capital contributions to or investments in any Person (other than East or any direct or indirect wholly-owned Subsidiary of East) in excess of $10,000,000 in the aggregate;

                  (g) declare, set aside or pay any dividend or distribution (whether in cash, stock or property or any combination thereof) on
(i) any East Common Stock, or (ii) any shares of capital stock of any Subsidiary (other than wholly-owned Subsidiaries and pro rata dividends payable to holders of interests in non wholly-owned Subsidiaries);

                  (h) reclassify, split, combine, subdivide or repurchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

                  (i) other than as set forth in Section 4.1(ii)(i) of the East Disclosure Letter, incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of East or any of its Subsidiaries, except for (i) indebtedness for borrowed money incurred in the ordinary course of business not to exceed $10,000,000 in the aggregate, (ii) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on customary commercial terms, (iii) guarantees by East of indebtedness of wholly-owned Subsidiaries of East or guarantees by Subsidiaries of indebtedness of East, or (iv) interest rate swaps on customary commercial terms consistent with past practice and not to exceed $10,000,000 of notional debt in the aggregate in addition to notional debt currently under swap or similar arrangements;

                  (j) except as set forth in Section 4.1(ii)(j) of the East Disclosure Letter, make or authorize any capital expenditure;

                  (k) other than in the ordinary course of business, enter into any Contract that would have been an East Material Contract had it been entered into prior to the date of this Agreement (other than as permitted by Section 4.1(ii)(d), (e), (i) or (j));

                  (l) make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or by applicable Law or except as East, after consultation with West and each party's independent auditors, determines in good faith is preferable;

                  (m) except as in connection with the Plan or as otherwise directed or authorized by the Bankruptcy Court, settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount to be paid by East or any of its Subsidiaries in excess of $10,000,000 or which would be reasonably likely to have a material adverse impact on the operations of East or any of its Subsidiaries;

                  (n) except as in connection with the Plan or as otherwise directed or authorized by the Bankruptcy Court, and other than in the ordinary course of business, (i) amend or modify in any material respect, or terminate or waive any material right or benefit under, any East Material Contract, or (ii) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $10,000,000;

                  (o) except as required by Law or by any currently effective tax sharing agreement listed in Section 4.1(ii)(o) of the East Disclosure Letter, make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods.

                  (p) sell, lease, license, leaseback, abandon, or otherwise dispose of any assets of East or its Subsidiaries except (i) in the ordinary course of business or obsolete assets or (ii) sales, leases, licenses, leasebacks, abandonments or other dispositions of assets with a fair market value not in excess of $10,000,000 in respect of any one asset and not in excess of $15,000,000 in the aggregate other than (x) as set forth in Section 4.1(ii)(p) of the East Disclosure Letter and (y) any dispositions of assets to the extent used as consideration for acquisitions that are permitted pursuant to
Section 4.1(ii)(c);

                  (q) other than as set forth in Section 4.1(ii)(q) of the East Disclosure Letter, or except in connection with the replacement of any existing employee, including any officer, on compensation terms that are not materially different from those of the replaced employee or officer, or except as required pursuant to existing written, binding agreements in effect prior to the date of this Agreement that have been provided to West, or except as East, based upon advice of its counsel, determines in good faith is preferable for purposes of compliance with Section 409A of the Code, or as otherwise required by applicable Law, or except as will be disclosed in, or covered by, the Plan,
(i) with respect to any newly-hired employees (excluding officers), enter into any commitment to provide any severance or termination benefits to (or amend any existing arrangement with) any director, officer or employee of East or any of its Subsidiaries, (ii) increase the benefits payable under any existing severance or termination benefit policy or employment agreement, (iii) with respect to any newly-hired employees (excluding officers), enter into any employment severance, change in control, termination, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee of East or any of its Subsidiaries, (iv) establish, adopt, amend or terminate any East Compensation and Benefit Plan, (v) increase the compensation, bonus or other benefits of, make any new awards under any East Compensation and Benefit

Plan to, or pay any bonus to any director, officer, employee, consultant or independent contractor of East or any of its Subsidiaries, except for increases, new awards or payments in the ordinary course of business consistent with past practice for employees who are not among East's Section 16 Officers, (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any East Compensation and Benefit Plan, except as required pursuant to the terms thereof, (vii) take any action to accelerate the vesting or payment of any compensation or benefits under any East Compensation and Benefit Plans, to the extent not already required in any such East Compensation and Benefit Plan, (viii) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any East Compensation and Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (ix) amend the terms of any outstanding equity-based award,
(x) provide for accelerated vesting, removal of restrictions or exercisability of any stock based or stock related awards (including stock options, stock appreciation rights, performance units and restricted stock units) upon a change in control occurring on or prior to the Effective Time, or (xi) enter into any new collective bargaining agreements (or material amendments to existing collective bargaining agreements);

                  (r) decrease or defer in any material respect the level of training provided to the employees of East or any of its Subsidiaries or the level of costs expended in connection therewith;

                  (s) other than as set forth in Section 4.1(ii)(s) of the East Disclosure Letter, fail to keep in effect any governmental route authority in effect and used by any Subsidiary of East as of the date of this Agreement, provided that the restrictions set forth in this Section 4.1(ii)(s) shall not apply to any such failure if such failure occurs in the ordinary course of business consistent with past practice;

                  (t) make any material East Route changes, other than changes in the ordinary course of business consistent with past practice;

                  (u) other than as set forth in Section 4.1(ii)(u) of the East Disclosure Letter, fail to maintain insurance at levels at least comparable to current levels or otherwise in a manner inconsistent with past practice;

                  (v) other than as set forth in Section 4.1(ii)(v) of the East Disclosure Letter, take any action, or fail to take action, which action or failure could result in the loss of East Slots with an aggregate value in excess of $10,000,000;

                  (w) fail to notify West in writing of any incidents or accidents occurring on or after the date hereof involving any property owned or operated by East that resulted or could reasonably be expected to result in damages or losses in excess of $10,000,000;

                  (x) fail to continue, in respect of all East Aircraft, all material maintenance programs consistent with past practice (except as required by applicable

Law), including using reasonable best efforts to keep all such East Aircraft in such condition as may be necessary to enable to airworthiness certification of such East Aircraft under the Federal Aviation Act to be maintained in good standing at all times;

                  (y)      agree or commit to do any of the foregoing.

                  4.2      Bankruptcy Filings, Covenants and Agreements.

                  (a) Within two (2) business days following execution of this Agreement, the Debtors shall file with the Bankruptcy Court a motion for an order (i) approving procedures for the consideration of Plan proposals, (ii) approving form and manner of notice of competing offer procedures, and (iii) approving break-up fee and related provisions (collectively, the "Bidding Procedures"), such order substantially in the form attached hereto as Exhibit E. The Debtors shall use their commercially reasonable efforts to obtain Bankruptcy Court approval of (x) the Bidding Procedures within eleven (11) days of the date of the filing of the Bidding Procedures and (y) the proposal it seeks to have determined to be the Approved Proposal (as defined in the Bidding Procedures) promptly following the Auction Termination Date (as defined in Section 4.2(b)). West agrees that it shall promptly take such actions as are reasonably requested by the Debtors to assist in obtaining approval of the Bidding Procedures and the Approved Proposal, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court; provided that West shall not be required to take any actions to amend or modify the Bidding Procedures or the order approving the Approved Proposal. If entry of the orders approving the Bidding Procedures or the Approved Proposal is appealed or otherwise challenged (including a petition for certiorari or motion for modification, reconsideration, rehearing or reargument), West and the Debtors shall each use their reasonable best efforts to defend such appeal or challenge unless West or East has validly terminated this Agreement pursuant to its terms.

                  (b) Until the earlier to occur of (i) the date that is thirty-five (35) days after entry of the order approving the Bidding Procedures and (ii) the date that this Agreement or any other proposal becomes the Approved Proposal (such earlier date, the "Auction Termination Date"), the Debtors shall be permitted to solicit inquiries, proposals, offers or bids from, and negotiate with, any Person regarding a Qualified Competing Plan Proposal (as defined in the Bidding Procedures) solely in accordance with the Bidding Procedures; provided, however, that none of the Debtors may enter into, or seek Bankruptcy Court approval of, any agreement with respect to such Qualified Competing Plan Proposal unless it has been determined to be the Best and Final Qualified Bid (as defined in the Bidding Procedures) pursuant to the Bidding Procedures and this Agreement has not become the Approved Proposal. Notwithstanding anything herein to the contrary, none of the Debtors shall offer, agree to, or seek approval from the Bankruptcy Court for, and shall use their best efforts to object to any request by any other party for, any break-up fee, work fee, expense reimbursement or any other benefit or protection for any Person other than West in connection with any proposed acquisition of or investment in any of the Debtors other than in connection with the Financing Commitments. East shall notify West in writing within one (1) Business Day following

East's determination that any Qualified Competing Plan Proposal is higher and better than this Agreement.

                  (c) Each of the Debtors agrees that if this Agreement becomes the Approved Proposal, it shall use its best efforts to cause any order approving the Approved Proposal to prohibit the Debtors (and any Person purporting to act on behalf of the estate of any Debtor) from violating the provisions of Section 4.4(a) or from otherwise pursuing in any way any East Acquisition Proposal other than this Agreement unless this Agreement shall have previously been terminated in accordance with its terms.

                  (d) In connection with any proceedings in the Bankruptcy Court related to the Bidding Procedures, the order approving the Approved Proposal or the transactions contemplated by this Agreement (or any Qualified Competing Plan Proposal) (a) East shall provide to West copies of all motions, objections, pleadings, notices, proposed orders and other documents that are filed by or on behalf of any Debtor as soon as reasonably practicable prior to filing thereof with the Bankruptcy Court and (b) West shall provide to East copies of all motions, objections, pleadings, notices, proposed orders and other documents that are filed by or on behalf of West as soon as reasonably practicable prior to filing thereof with the Bankruptcy Court.

                  (e) Each of the Debtors and West shall make all reasonable efforts to (i) obtain as soon as possible the approvals of the Plan by majorities of any class defined in the Plan, and (ii) cause the Confirmation Order to be entered and become a Final Order no later than September 1, 2005, and take such further steps as may be necessary or appropriate so that the Confirmation Order shall become a Final Order of the Bankruptcy Court. Upon request of East, West agrees (x) to assist and cooperate with the Debtors in their negotiations with, and solicitation of approvals from, holders of Claims and Interests (as such terms are defined in the Plan) for the purpose of obtaining the approvals of majorities of any class defined in the Plan and/or
(y) to assist the Debtors in obtaining entry of the Confirmation Order.

                  For purposes of this Agreement, "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek reargument, reconsideration, or certiorari has expired and no appeal, motion for reconsideration or reargument or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari, motion for reconsideration or reargument that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which reargument, reconsideration, or certiorari was sought and the time to take any further appeal, petition for certiorari or move for reargument shall have expired.

                  4.3      West Acquisition Proposals.

                  (a) West agrees that, except as permitted by Section 4.1 hereof, neither it nor any of its Subsidiaries nor any of the officers and directors of it or any of its Subsidiaries shall, and that it shall not authorize or permit its and its Subsidiaries' employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries ("Representatives"), to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to (1) a merger, reorganization, share exchange, consolidation or similar transaction involving the purchase or acquisition of West, (2) any purchase of an equity interest or interests in West or (3) any purchase of assets, securities or ownership interests of West and its Subsidiaries (any such inquiry, proposal or offer being hereinafter referred to as a "West Acquisition Proposal"). West further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or any of its Subsidiaries shall, and that it shall cause its and its Subsidiaries' Representatives not to, directly or indirectly, provide any confidential information or data to, or engage in any negotiations with, any Person relating to a West Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt by any Person other than East and Merger Sub to make or implement a West Acquisition Proposal; provided, however, that, subject to Section 6.4(a) hereof, nothing contained in this Agreement shall prevent West or its Board of Directors from (i) complying with its disclosure obligations under applicable Law (including under Sections 14d-9 and 14e-2 of the Exchange Act) with regard to a West Acquisition Proposal; and (ii) at any time prior to, but not after, the time this Agreement is adopted by the West Requisite Vote, (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written West Acquisition Proposal if the Board of Directors of West receives from the Person so requesting such information an executed confidentiality agreement (excluding standstill provisions) on customary terms; (B) engage in any discussions or negotiations with any Person who has made an unsolicited bona fide written West Acquisition Proposal if the Board of Directors of West receives from such Person an executed confidentiality agreement (excluding standstill provisions) on customary terms; or (C) recommend such an unsolicited bona fide written West Acquisition Proposal to the shareholders of West, if and only to the extent that, (x) in each such case referred to in clause (A) or (B) above, the Board of Directors of West reasonably determines such West Acquisition Proposal constitutes or is reasonably likely to lead to a West Superior Proposal (as defined below) (without having to take the actions referred to in clause (z) below); (y) in the case referred to in clause (C) above, the Board of Directors of West determines in good faith (after consultation with its financial advisor and outside counsel), taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of obtaining financing, and the Person making the proposal, that such West Acquisition Proposal, if consummated, is more favorable, from a financial point of view (taking into account the likelihood of consummation), to West's shareholders than the transactions contemplated by this Agreement, in each case taking into account any revisions to the terms of the transactions contemplated by this Agreement pursuant to Section 4.3(c); and (z) East shall have had written notice of West's intention to take the action referred to in clause (C) (a "Notice of West Superior Proposal") at least five business days prior to the taking of such action by West and West shall have complied with the provisions of Section 4.3(c); provided, that any more favorable West Acquisition Proposal referred to in clause (y) above must involve at least 50% of the assets or equity securities of West (any such more favorable West Acquisition Proposal being referred to in this Agreement as a "West Superior Proposal").

                  (b) West agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any West Acquisition Proposal. West will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a transaction with West to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of West or any of its Subsidiaries. West agrees that it will take the necessary steps to promptly inform its Representatives of the obligations undertaken in this
Section 4.3.

                  (c) West agrees that it will notify East as promptly as practicable (and, in any event, within 24 hours) if any inquiries, proposals or offers with respect to any West Acquisition Proposal or potential West Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposal or offer and thereafter shall keep East informed, on a current basis, on the status and terms of any such proposal or offer and the status of any such discussions or negotiations. West agrees that (i) during the five business day period prior to its taking any action referred to in clause (ii)(C) of the proviso in Section 4.3(a) with respect to a West Acquisition Proposal, West and its Representatives shall negotiate in good faith with East and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by East and (ii) West may take any such action with respect to a West Acquisition Proposal that was a West Superior Proposal only if such West Acquisition Proposal continues to be a West Superior Proposal in light of any revisions to the terms of the transaction contemplated by this Agreement to which East shall have agreed prior to the expiration of such five business day period. West agrees that it will deliver to East a new Notice of West Superior Proposal with respect to each West Acquisition Proposal that has been materially revised or modified prior to taking any action to recommend or agreeing to recommend such West Acquisition Proposal to the shareholders of West and that a new five business day period shall commence, for purposes of this Section 4.3(c), with respect to each such materially revised or modified West Acquisition Proposal from the time East receives a Notice of West Superior Proposal with respect thereto. West also agrees to provide any information to East that it is providing to another Person pursuant to this
Section 4.3 at the same time it provides it to such other Person.

                  4.4      East Acquisition Proposals.

                  (a) From and after the Auction Termination Date, each of the Debtors agrees that, except as permitted by Section 4.1 hereof, neither it nor any of its officers and directors shall, and that it shall not authorize or permit its employees, agents and representatives, including any investment banker, attorney or accountant retained by it ("Representatives"), to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to (1) a merger, reorganization, share exchange, consolidation or similar transaction involving the purchase or acquisition of any Debtor, (2) any purchase of an equity interest or interests in any Debtor or
(3) any purchase of assets, securities or ownership interests of any Debtor, (any such inquiry, proposal or offer being hereinafter referred to as an "East Acquisition Proposal"). Each Debtor further agrees that neither it nor any of its officers and directors shall, and that it shall cause its Representatives not to, directly or indirectly, provide any confidential information or data to, or engage in any negotiations with, any Person relating to an East Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt by any Person other than West to make or implement an East Acquisition Proposal; provided, however, that, subject to Section 6.3(a) hereof, nothing contained in this Agreement shall prevent East or its Board of Directors from (i) complying with its disclosure obligations under applicable Law (including under Sections 14d-9 and 14e-2 of the Exchange Act) with regard to an East Acquisition Proposal.

                  (b) Each Debtor agrees that from and after the Auction Termination Date, if this Agreement is the Approved Proposal, it will cease and cause to be terminated any existing activities, discussions or negotiations with any Person other than West with respect to any East Acquisition Proposal. Upon this Agreement becoming the Approved Proposal, the Debtors will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a transaction with any Debtor to return or destroy all confidential information furnished prior thereto. Each Debtor agrees that it will take the necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 4.4.

                  (c) East agrees that it will notify West as promptly as practicable (and, in any event, within 24 hours) if any inquiries, proposals or offers with respect to any East Acquisition Proposal or potential East Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposal or offer and thereafter shall keep West informed, on a current basis, on the status and terms of any such proposal or offer and the status of any such discussions or negotiations. Each Debtor agrees that if, notwithstanding the provisions of Section 4.4(a) and 4.4(b), it becomes legally obligated to consider or enter into any discussions of any kind regarding an East Acquisition Proposal, it and its representatives shall negotiate in good faith with West and its Representatives to provide West with an opportunity to revise the terms of the transaction contemplated by this Agreement such that the Debtors and their Representatives agree that this Agreement (as so revised) constitutes the best transaction available to the Debtors and their estates. Each Debtor also agrees to provide any information to West that it is providing to another Person at the same time it provides it to such other Person.

                  4.5 Information Supplied. Each of West and East agrees that none of the information supplied or to be supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by East in connection with the issuance of the shares of East Common Stock in the Merger (including the prospectus and proxy statement (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") and any amendment or supplement thereto will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders of West and at the time of the Shareholders Meeting (as defined in Section 4.6), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. West and East will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                  4.6 Shareholders Meeting. West will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all lawful and reasonable action necessary to call, give notice of, convene and hold a meeting of holders of Shares (the "Shareholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective, and in any event will use its reasonable best efforts to convene the Shareholders Meeting not later than 120 days after the date of this Agreement (or, if later, not more than 60 days after effectiveness of the S-4 Registration Statement), to consider and vote upon the adoption of this Agreement. Subject to its fiduciary duties under applicable Law, the Board of Directors of West shall make the Directors' Recommendation, the Directors' Recommendation shall be included in the Prospectus/Proxy Statement and the Board of Directors of West shall take all lawful and reasonable action to solicit the adoption of this Agreement by the holders of Shares. In the event that subsequent to the date of this Agreement the Board of Directors of West determines after consultation with outside counsel that its fiduciary duties under applicable Law require it to withdraw, modify or qualify its adoption of this Agreement or the Directors' Recommendation in any manner, the Board of Directors of West may, subject to the requirements of Section 4.3, so withdraw, modify or qualify its adoption of this Agreement or the Directors' Recommendation, provided, however, that West shall nevertheless submit this Agreement to the holders of Shares for adoption at the Shareholders Meeting and shall use its reasonable best efforts to do so within the time period prescribed herein.

                  4.7      Filings; Other Actions; Notification.

                  (a) East and West shall promptly after the date of this Agreement prepare and East shall file with the SEC the S-4 Registration Statement as promptly as practicable thereafter. East shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and in any event not later than 120 days after the date of this Agreement and West shall promptly thereafter mail the Prospectus/Proxy Statement to the holders of Shares. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Prospectus/Proxy Statements or the S-4 Registration Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Prospectus/Proxy Statement, the S-4 Registration Statement or the Merger, and (iii) all orders of the SEC relating to the S-4 Registration Statement.

                  (b) West and East shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, East and West shall have the right to review in advance, and to the extent practicable each will consult the other on, all of the information relating to East or West, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the S-4 Registration Statement). To the extent permitted by Law, each party shall provide the other with copies of all correspondence between it (or its advisors) and any Governmental Entity relating to the transactions contemplated by this Agreement and, to the extent reasonably practicable, all telephone calls and meetings with a Governmental Entity regarding the transactions contemplated by this Agreement shall include Representatives of East and West. In exercising the foregoing rights, each of West and East shall act reasonably and as promptly as practicable.

                  (c) To the extent permitted by applicable Law, West and East each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of East, West or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

                  (d) Subject to applicable Laws and the instructions of any Governmental Entity, West and East each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by East or West, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. West shall give prompt notice to East of any change, fact or condition of which, to West's Knowledge, is reasonably expected to result in a West Material Adverse Effect or of any failure of any condition to East's obligations to effect the Merger. East shall give prompt notice to West of any change, fact or condition of which, to East's Knowledge, is reasonably expected to result in an East Material Adverse Effect or of any failure of any condition to West's obligations to effect the Merger.

                  (e) East's and West's obligations under this Section 4.7(e) shall include, without limitation, the obligation to use their respective reasonable best efforts to defend any lawsuits or legal proceedings, whether judicial or administrative, or any actions by a Governmental Entity, challenging the consummation of the Merger or the other transactions contemplated hereby, including using reasonable best efforts to seek to have any stay or other injunctive relief which would prevent or materially delay or impair the consummation of the transactions contemplated by this Agreement entered by any court or other Governmental Entity reversed on appeal or vacated. For purposes of this Section 4.7(e), "reasonable best efforts" shall include each of East's and West's agreement to (i) sell, hold separate or otherwise dispose of its assets or the assets of its Subsidiaries or conduct its business in a specified manner, or (ii) permit its assets or the assets of its Subsidiaries to be sold, held separate or disposed of or permit its business to be conducted in a specified manner; provided however, that nothing in this Agreement will require, or be deemed to require, East or West to agree to or effect any divestiture or take any other action if doing so would, individually or in the aggregate, reasonably be expected to result in a Newco Material Adverse Effect. "Newco Material Adverse Effect" means a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Newco and its Subsidiaries taken as a whole. "Newco" refers to East after the Effective Time.

                  (f) Each of West and East will promptly notify the other if it becomes aware of any significant deficiencies in its internal control over financial reporting that, alone or combined with other significant deficiencies, would constitute a material weakness in its internal control over financial reporting.

                  (g) Each of East and West agree that, without the prior consent of the other party, it will not enter into, amend, modify or waive any of its rights under (i) any definitive agreements relating to the Financing Commitments, (ii) any agreements with the ATSB (other than the Undertaking, dated as of January 18, 2002, among West, the ATSB and TPG Partners, L.P. and certain of its affiliates) or (iii) any agreements with General Electric Company or any of its Subsidiaries.

                  4.8 Access and Reports. Subject to applicable Law, upon reasonable notice, each Party shall (and shall cause its Subsidiaries to) afford the other party's officers and other authorized Representatives (including environmental consultants) reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each Party shall (and shall cause its Subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested.

                  4.9 Publicity. The initial press release disclosing this Agreement shall be a joint press release and thereafter West and East each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Governmental Entity.

                  4.10     Employee Benefits.

                  (a) East shall cause the Surviving Corporation to honor all West Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by the terms of such plan and applicable Law.

                  (b) Subject to the terms of any applicable collective bargaining agreement, East shall cause any East Compensation and Benefit Plans that cover the employees of West and its Subsidiaries who are employed by East or any of its Subsidiaries at or after the Effective Time (the "Continuing Employees") to treat the employment and service of the Continuing Employees with West and its Subsidiaries and any predecessor employers through the Closing Date as employment and service with East and its Subsidiaries for eligibility and vesting purposes (but not benefit accrual purposes under any defined benefit pension plan) under the East Compensation and Benefit Plans. Subject to the terms of any applicable collective bargaining agreement, the Continuing Employees and their dependents and beneficiaries shall not be required for the calendar year that includes the Closing Date to satisfy any deductible, co-payment, out-of pocket maximum or similar requirements under any East Compensation and Benefit Plan that provides medical, dental and other welfare benefits to the Continuing Employees (and their beneficiaries) to the extent of amounts previously credited for such purposes under the medical, dental and other welfare benefit plans of West and its Subsidiaries that covered the Continuing Employees prior to the Closing Date, and any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in such East Compensation and Benefit Plan shall not apply with respect to the Continuing Employees and their dependents and beneficiaries (except to the extent such waiting periods, exclusions or requirements were applicable under the West Compensation and Benefit Plans at the Effective Time).

                  (c) No provision of this Section 4.10 shall create any third party beneficiary rights in any Continuing Employee or any other employee or former employee (including any beneficiary or dependent of any Continuing Employee or other employee or former employee) of West or any of its Subsidiaries in respect of continued employment (or resumed employment) or any other matter.

                  4.11 Expenses. Except as otherwise provided in Section 6.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, that East and West shall each be responsible for half of the costs and expenses incurred in connection with any filings required to be made under the HSR Act, as contemplated by Sections 3.1(d)(i)(B) and 3.2(e)(i)(B) hereof.

                  4.12     Indemnification; Directors' and Officers' Insurance.

                  (a) From and after the Effective Time, each of East and the Surviving Corporation agrees that it will jointly and severally indemnify and hold harmless each present director and officer of West or any of its Subsidiaries (in each case, for acts or failures to act in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by applicable Law (and East or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination as to whether an Indemnified Person is entitled to indemnification or advancement of expenses hereunder shall be made by independent counsel selected by East or the Surviving Corporation and such Person.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 4.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify East thereof, but the failure to so notify shall not relieve East of any liability it may have to such Indemnified Party except to the extent such failure materially and actually prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) East or the Surviving Corporation shall have the right to assume the defense thereof and East shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if East or the Surviving Corporation does not elect to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between East or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and East and the Surviving Corporation shall jointly and severally be obligated to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that East and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Parties will use their reasonable efforts to cooperate in the defense of any such matter, and (iii) East and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent (such consent not to be unreasonably withheld or delayed); and provided, further, that East and the Surviving Corporation shall not have any obligation under this Agreement to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (c) The Surviving Corporation shall, and East shall cause the Surviving Corporation to, maintain West's existing officers' and directors' liability insurance ("D&O Insurance") (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering each such Indemnified Person covered as of the Effective Time by West's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, for a period of six years after the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the current annual premium paid by West (which annual premium is set forth in Section 4.12(c) of the West Disclosure Letter) for such insurance (such 150% amount, the "Maximum Annual Premium"); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In addition, West may purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors' and officers' liability insurance maintained by West; provided, that the amount paid by West shall not exceed six times the Maximum Annual Premium. If such "tail" prepaid policy has been obtained by West prior to the Closing, the Surviving Corporation shall, and East shall cause the Surviving Corporation to, maintain such policy in full force and effect, for its full term, and continue to honor their respective obligations thereunder, and all other obligations under this Section 4.12(c) shall terminate.

                  (d) The obligations of East and the Surviving Corporation under this Section 4.12 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party to whom this Section 4.12 applies without the consent of such affected Indemnified Party. If East or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of East or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section.

                  (e) The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives.

                  (f) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 4.12 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws of West or any of its Subsidiaries, or under any other applicable Laws.

                  4.13 Takeover Statutes. If any Takeover Statute becomes applicable to the Merger or the other transactions contemplated by this Agreement, each of East and West and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  4.14 Transfer Taxes. Each of East, West, Merger Sub and the shareholders of West shall pay any sales, use, ad valorem, property, transfer (including real property transfer) and similar Taxes imposed on such Person as a result of or in connection with the Merger and the other transactions contemplated hereby, except to the extent such taxes may not be assessed pursuant to section 1146(c) of the Bankruptcy Code; provided, however, that West shall be liable for any such Tax that is imposed on its shareholders in respect of assets that are owned directly or indirectly by West.

                  4.15 Taxation. The parties intend that the Merger qualify as a reorganization within the meaning of Section 386(a) of the Code and shall use their reasonable best efforts (and shall cause their respective Subsidiaries to use their reasonable best efforts) to cause the Merger to so qualify. Neither East nor West shall take, cause or permit to be taken, or fail to take, any action, whether before or after the Effective Time, which action or failure to act would disqualify the Merger as a reorganization within the meaning of
Section 368(a) of the Code. Each of East, Merger Sub and West shall cooperate with each other in obtaining opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to West, and Arnold & Porter LLP, counsel to East and Merger Sub, to satisfy the conditions set forth in Sections 5.2(e) and 5.3(e). In connection therewith, each of East, Merger Sub and West shall deliver to such counsel customary representation letters in form and substance reasonably satisfactory to such counsel.

                  4.16 Stock Exchange Listing and De-listing. East shall use its reasonable best efforts to cause the shares of East Common Stock to be issued in the Merger to be authorized for listing or quotations, as applicable, on the NYSE or the NASDAQ Stock Market upon official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be no longer listed on the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  4.17 Affiliates. West shall deliver to East prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of West, "affiliates" of West for purposes of Rule 145 of the rules and regulations promulgated under the Securities Act. West shall use reasonable best efforts to cause each such person to deliver to East on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit F hereto.

                  4.18 Section 16(b). East and West shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of Shares or acquisitions of East Common Stock in connection with this Agreement by each individual who is a director or officer of West to be exempt under Rule 16b-3 under the Exchange Act.

                  4.19 Compliance with Indenture and Warrant. As soon as practicable, East shall take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part to comply with the terms of (i) the Indenture governing the 2009 Notes, dated January 18, 2002, between America West Airlines, Inc. and Wilmington Trust Company, as Trustee,
(ii) the Guarantee of the 2009 Notes, dated January 18, 2002, by America West Airlines, Inc., (iii) the Indenture governing the 2023 Notes, dated July 30, 2003, between America West Airlines, Inc. and U.S Bank National Association, as Trustee, (iv) the Guarantee and Exchange Agreement governing the 2023 Notes, dated July 30, 2003, between West and U.S. Bank National Association, as Exchange Agent and Trustee, and (v) the Warrant to Purchase Class B Common Stock issued to the ATSB on January 18, 2002, including preparing, executing and delivering as promptly as practicable all documentation to effect all necessary notices, supplements, amendments, reports and other documents.

                  4.20 Adjustment for Increase in Pre-Investment Valuation of East.

                  (a) In the event that, prior to the Effective Time, East enters into an Alternative Transaction in connection with the Merger, the parties shall cause this Agreement to be amended to adjust the Class A Merger Exchange Ratio and the Class B Merger Exchange Ratio appropriately such that 40% of the Additional Pre-Investment Value (the "West Additional Pre-Investment Value") will, in the aggregate, be allocated to (i) the aggregate Class A Per Share Merger Consideration, (y) the aggregate Class B Per Share Merger Consideration and (z) the value of the Equity Participation, if any; provided, however, that any adjustments to the Class A Merger Exchange Ratio and the Class B Merger Exchange Ratio shall be made on a proportionate basis. In the event that, prior to the Effective Time, East enters into an Alternative Transaction other than the Merger with respect to which West or one of its affiliates is a party or otherwise involved, the parties shall cause the applicable agreement relating to such Alternative Transaction to provide for the allocation of such portion of the West Additional Pre-Investment Value as is necessary to fully satisfy the value of the Equity Participation. At West's request, East shall cause this Agreement or, in the case of an Alternative Transaction other than the Merger, such other applicable agreement, or the Plan to provide that at the Effective Time (or at the closing of such other Alternative Transaction, as the case may be) shares of East Common Stock representing 28% (or such other percentage as West may advise East in writing prior to the Effective Time or such closing) of the West Additional Pre-Investment Value be delivered to such Person or Persons as West may designate in its sole discretion (the "Equity Participation").

                  (b)      For purposes of this Agreement:

                  (i)      "Additional Pre-Investment Value" means the excess of
(A) the pre-investment equity valuation of East pursuant to such Alternative Transaction (after giving effect to the Plan and the closing of such Alternative Transaction (which, in the case of the Merger, would include the value of West) and determined on the same basis as the Financing Commitments) over (B) $500,000,000.

                  (ii) "Alternative Transaction" means a reorganization, sale, merger, consolidation, joint venture, recapitalization, stand-alone plan, sale of assets or equity interests, or other combination or disposition or similar transaction (including the Merger) involving East as part of the Plan with respect to which the pre-investment equity valuation of East (after giving effect to the Plan and the closing of such Alternative Transaction (which, in the case of the Merger, would include the value of West) and determined on the same basis as the Financing Commitments) exceeds $500,000,000.

                                    ARTICLE V

                                   Conditions

                  5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the West Requisite Vote in accordance with applicable Law and West's certificate of incorporation and by-laws.

                  (b) Regulatory Consents. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated, (ii) all approvals and authorizations required to be obtained from the ATSB, DOT and FAA for the consummation of the Merger shall have been obtained, (iii) all approvals and authorizations required to be obtained for the consummation of the Merger from the foreign Governmental Entities set forth on Section 5.1(b)(iii) of the East Disclosure Letter shall have been obtained, (iv) all other Governmental Consents (as defined below) required to be obtained from any Governmental Entities for the consummation of the Merger shall have been obtained, except for any failures to obtain such consents that would not, individually or in the aggregate, reasonably be expected to result in a Newco Material Adverse Effect, and (v) all other Governmental Consents the failure of which to make or obtain would, individually or in the aggregate, provide a reasonable basis to conclude that West or its directors or officers would be subject to the risk of criminal liability, shall have been made or obtained. For purposes of this Agreement, the term "Governmental Consents" shall mean all notices, reports, filings, consents, registrations, approvals, permits or authorizations required to be made prior to the Effective Time by West, East or any of their respective Subsidiaries with, or obtained prior to the Effective Time by West, East or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. All Governmental Consents that have been obtained shall have been obtained without the imposition of any term, condition or consequence the acceptance of which would, individually or in the aggregate, reasonably be expected to have or result in a Newco Material Adverse Effect.

                  (c) Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), except for such Orders of Governmental Entities outside the United States as would not, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect and which do not provide a reasonable basis to conclude that West, East or their respective directors or officers would be subject to the risk of criminal liability.

                  (d) Bankruptcy. The Plan, in form and substance reasonably acceptable to each of East and West, shall have been confirmed by the Bankruptcy Court pursuant to a Confirmation Order in form and substance reasonably acceptable to each of East and West, and such Confirmation Order shall have become a Final Order.

                  (e) S-4 Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened, by the SEC.

                  (f) Listing. The shares of East Common Stock to be issued in the Merger shall have been authorized for listing or quotation, as applicable, on the NYSE or NASDAQ Stock Market upon official notice of issuance.

                  (g) Additional East Equity. In connection with the emergence of East from bankruptcy and the consummation of the Plan, East will have received from the Equity Investors on or before the Effective Time cash equity investments of not less than $375,000,000 on a pre-investment value of not less than $500,000,000, such equity investments to be made substantially on the basis set forth in the Financing Commitments.

                  (h) Further Agreements. All agreements and Bankruptcy Court orders entered into, modified or otherwise effected pursuant to or in connection with this Agreement or the Plan shall be in form and substance reasonably acceptable to each of East and West.

                  5.2 Conditions to Obligations of East and Merger Sub. The obligations of East and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by East at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties.

                  (i) Each of the representations and warranties of West set forth in this Agreement (without giving effect to any materiality or West Material Adverse Effect qualifications contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect; and

                  (ii) East shall have received a certificate signed on behalf of West by the Chief Executive Officer or Chief Financial Officer of West as to the matters set forth in clause (i) of this Section 5.2(a).

                  (b) Performance of Obligations of West. West shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and East shall have received a certificate signed on behalf of West by the Chief Executive Officer or Chief Financial Officer of West to such effect.

                  (c) Certain Litigation. No Governmental Entity of competent jurisdiction shall have instituted (or if instituted, shall not have withdrawn) any suit, action or proceeding seeking any Order which would, in the reasonable judgment of East, individually or in the aggregate, be reasonably likely to result in a failure of the condition set forth in Section 5.1(c).

                  (d) Consents Under Agreements. West shall have obtained the consent or approval of each Person whose consent or approval shall be required under any West Material Contract to which West or any of its Subsidiaries is a party in connection with the transactions contemplated by this Agreement, except where the failure to obtain such consents or approvals would not, individually or in the aggregate, reasonably be expected to have a West Material Adverse Effect.

                  (e) Tax Opinion. East shall have received the opinion of Arnold & Porter LLP, counsel to East, in form and substance reasonably satisfactory to East, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 5.2(e), Arnold & Porter LLP

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may rely on customary representation letters as provided by East, Merger Sub and
West, in form and substance reasonably satisfactory to Arnold & Porter LLP.

                  5.3 Conditions to Obligation of West. The obligation of West to effect the Merger is also subject to the satisfaction or waiver by West at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties.

                  (i) Each of the representations and warranties of East and Merger Sub set forth in this Agreement (without giving effect to any materiality or East Material Adverse Effect qualifications contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect; and

                  (ii) West shall have received a certificate signed on behalf of East and Merger Sub by the Chief Executive Officer or Chief Financial Officer of East as to the matters set forth in clause (a) of this Section 5.3.

                  (b) Performance of Obligations of East and Merger Sub. Each of East and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and West shall have received a certificate signed on behalf of East and Merger Sub by the Chief Executive Officer or Chief Financial Officer of East to such effect.

                  (c) Certain Litigation. No Governmental Entity of competent jurisdiction shall have instituted (or if instituted, shall not have withdrawn) any suit, action or proceeding seeking any Order which would, in the reasonable judgment of West, individually or in the aggregate, be reasonably likely to result in a failure of the condition set forth in Section 5.1(c).

                  (d) Consents Under Agreements. East shall have obtained the consent or approval of each Person whose consent or approval shall be required under any East Material Contract to which East or any of its Subsidiaries is a party in connection with the transactions contemplated by this Agreement, except where the failure to obtain such consents or approvals would not, individually or in the aggregate, reasonably be expected to have an East Material Adverse Effect.

                  (e) Tax Opinion. West shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to West, in form and substance reasonably satisfactory to West, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 5.3(e), Skadden, Arps, Slate, Meagher & Flom LLP may rely on customary representation letters provided by East, Merger Sub and West, in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP.

                  (f) Immediately prior to the Effective Time there shall not exist more than $5,000,000 of administrative claims (including contingent liabilities) arising out of or related to (i) any East Compensation and Benefit Plan that is subject to Section 302 of ERISA or Section 412 of the Code, other than any claims relating to amounts incurred in the ordinary course of East's business including, but not limited to, plan contributions or (ii) any East Compensation and Benefit Plan not listed in Section 3.2(i)(i) of the East Disclosure Letter.

                                   ARTICLE VI

                                   Termination

                  6.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the shareholders of West referred to in Section 5.1(a) or the entry of the Confirmation Order, by mutual written consent of West and East by duly authorized action.

                  6.2 Termination by Either East or West. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by duly authorized action of either East or West if (a) the Merger shall not have been consummated by October 31, 2005, whether such date is before or after the date of the adoption of this Agreement by the shareholders of West referred to in Section 5.1(a) or the entry of the Confirmation Order, provided, however, that in the event that, as of October 31, 2005, the conditions set forth in Sections 5.1(b), (d) and (e) have not been satisfied, the termination date may be extended from time to time by East or West one or more times to a date not beyond December 31, 2005 (such date, including any such extensions thereof, the "Termination Date"), (b) the adoption of this Agreement by the shareholders of West referred to in Section 5.1(a) shall not have been obtained at the Shareholders Meeting or at any adjournment or postponement thereof, (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, except for any Orders the existence of which would not result in the failure of the condition set forth in Section 5.1(c) (whether before or after the adoption of this Agreement by the shareholders of West referred to in Section 5.1(a)),
(d) the Bidding Procedures shall not have been approved by the Bankruptcy Court within fifteen (15) days of the date of this Agreement, or (e) the Merger and the transactions contemplated under this Agreement shall not have been determined by the Bankruptcy Court to be the Approved Proposal within forty-five
(45) days after the entry of the order approving the Bidding Procedures by the Bankruptcy Court; provided, however, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to any party that has breached its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; provided, further, that in the case of clauses (d) and (e) of this Section 6.2, each of East and West shall have the right, but not the obligation, to terminate this Agreement for up to five (5) business days following the time period specified in such clause, after which time, if this Agreement is not terminated by either East or West, the time period for obtaining approval of the Bidding Procedures in clause
(d) of this Section 6.2 and the time period for receiving a determination that the Merger and transactions contemplated under this Agreement constitute the Approved Proposal in clause (e) of this Section 6.2 shall be extended for ten
(10) business days, during which time this Agreement may not be terminated. If, upon the expiration of the extension period contemplated in the preceding sentence, the Bidding Procedures shall not have been approved by the Bankruptcy Court or the Merger and the transactions contemplated under this Agreement shall not have been determined by the Bankruptcy Court to be the Approved Proposal, then this Agreement shall be deemed to have terminated pursuant to Section 6.2(d) or (e), as applicable.

                  6.3 Termination by West. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the shareholders of West referred to in Section 5.1(a), by action of the Board of Directors of West if
(a) without the consent of West, East shall have entered into or seeks authority from the Bankruptcy Court to enter into (or does not object to efforts by any other party to have East enter into) a binding written agreement concerning any Qualified Competing Plan Proposal, (b) the Board of Directors of West authorizes West, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a West Superior Proposal, (c) there has been a breach of any representation, warranty, covenant or agreement made by East, any other Debtor or Merger Sub in this Agreement, or any such representation or warranty shall have become untrue or incorrect after the execution of this Agreement, such that Section 5.3(a) or 5.3(b), as the case may be, would not be satisfied and such breach or failure to be true and correct is not curable within sixty (60) days of West providing written notice of such breach or failure to East, (d) East shall have knowingly and materially and not inadvertently breached any of its obligations under
Section 4.4 of this Agreement, or (e) East withdraws the Plan after it has been filed with the Bankruptcy Court, East ceases to seek actively to have the Plan confirmed by the Bankruptcy Court (or does not actively contest efforts by another Person to cause the Plan not to be so confirmed) or twenty days after the Bankruptcy Court enters an order denying confirmation of the Plan.

                  6.4 Termination by East. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the shareholders of West referred to in Section 5.1(a), by duly authorized action of East if (a) the Board of Directors of West shall have withdrawn, modified or qualified, or shall have agreed to withdraw, modify or qualify, in fact or in substance, its adoption of this Agreement or the Directors' Recommendation in a manner adverse to East, (b) West shall have entered into a binding written agreement concerning a transaction that constitutes a West Superior Proposal, (c) East, by duly authorized action, is authorized to enter into a binding written agreement concerning a transaction that constitutes an Approved Proposal, (d) there has been a breach of any representation, warranty, covenant or agreement made by West in this Agreement, or any such representation or warranty shall have become untrue or incorrect after the execution of this Agreement, such that Section 5.2(a) or 5.2(b), as the case may be, would not be satisfied and such breach or failure to be true or correct is not curable within sixty (60) days of East providing written notice of such breach or failure to West, (e) by the later of 120 days after the date of this Agreement or 60 days after effectiveness of the S-4 Registration Statement, the Shareholders Meeting shall not have been held, or the vote of West's shareholders contemplated by Section 4.6 has not been taken, unless West has used its reasonable best efforts to convene the Shareholders Meeting and hold such vote by the later of such dates, or (f) West shall have knowingly and materially and not inadvertently breached any of its obligations under Section 4.3 of this Agreement.

                  6.5      Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VI, this Agreement (other than as set forth in Section 7.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers or other Representatives).

                  (b) In the event that (i) a bona fide West Acquisition Proposal relating to at least 40% of the assets or equity interests of West and its Subsidiaries taken as a whole (a "Covered Proposal") shall have been made to West or any of its Subsidiaries or its shareholders and shall have become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Covered Proposal with respect to West or any of its Subsidiaries (and such Covered Proposal or publicly announced intention shall not have been withdrawn at the time of the Shareholders Meeting) and thereafter this Agreement is terminated by either East or West pursuant to
Section 6.2(b), (ii) this Agreement is terminated by East pursuant to Section 6.4(e), (iii) this Agreement is terminated by East (A) pursuant to Section 6.4(a), (b) or (f) or (B) pursuant to Section 6.4(d) with respect to any knowing, material and not inadvertent breach of any covenant or agreement made by West or (iv) this Agreement is terminated by West pursuant to Section 6.3(b), then West shall promptly, but in no event later than two days after the date of such termination, pay East a termination fee of $15,000,000 (the "East Termination Fee"), payable by wire transfer of same day funds; provided, however, that no East Termination Fee shall be payable to East pursuant to clause (i) of this paragraph (b) unless and until (I) any Person (other than East) (a "West Acquiring Party") has acquired, by purchase, sale, assignment, lease, transfer or otherwise, in one transaction or any series of related transactions within 18 months of such termination, a majority of the voting power of the outstanding securities of West or all or substantially all of the assets of West or shall have entered into an agreement with West for such an acquisition within 18 months of such termination or (II) there has been consummated a merger, consolidation or similar business combination between West or one of its Subsidiaries and a West Acquiring Party within such 18 month period. West acknowledges that the agreements contained in this Section 6.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, East and Merger Sub would not enter into this Agreement; accordingly, if West fails to promptly pay any amount due pursuant to this Section 6.5(b), and, in order to obtain such

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

payment, East or Merger Sub commences a suit which results in a judgment against West for the fee, charges or expenses to which reference is made in this paragraph (b), West shall pay to East or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that payment of the East Termination Fee shall be the sole and exclusive remedy available to East, Merger Sub or any of the Debtors' or their estates under this Agreement and none of such parties shall have any other rights or remedies in law or equity against West. Notwithstanding anything to the contrary in this Agreement, no East Termination Fee (when payable under this Agreement) shall be payable under any circumstances unless and until the order approving the Bidding Procedures is entered by the Bankruptcy Court and has become final and non-appealable.

                  (c) In the event that this Agreement is terminated (i) by West pursuant to Section 6.3(a), (d) or (e), (ii) pursuant to Section 6.2(e),
(iii) by East pursuant to Section 6.4(c), or (iv) by West pursuant to Section 6.3(c) with respect to any knowing, material and not inadvertent breach of any covenant or agreement by East, then East shall, promptly, but in no event later than two days after the date of such termination, pay to West a termination fee of $15,000,000 (the "West Termination Fee"), payable by wire transfer of same day funds. East acknowledges that the agreements contained in this Section 6.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, West would not enter into this Agreement; accordingly, if East fails to promptly pay any amount due pursuant to this
Section 6.5(c), and, in order to obtain such payment, West commences a suit which results in a judgment against East for the fee, charges or expenses to which reference is made in this paragraph (c), East shall pay to West its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that payment of the West Termination Fee shall be West's sole and exclusive remedy under this Agreement and West shall have no other rights or remedies in law or equity against East.

                  (d) Notwithstanding the foregoing Section 6.5(c), the parties hereby acknowledge that in the event that this Agreement is validly terminated by West pursuant to Section 6.3(d), then in addition to East paying the West Termination Fee as set forth in Section 6.5(c), West shall also be entitled to seek any other additional remedy at law or equity, including, but not limited to, injunctive relief from the Bankruptcy Court and damages sustained by West (to the extent the amount of such damages exceeds the West Termination Fee).

                  (e) East's obligations pursuant to this Section 6.5 shall survive termination of this Agreement and shall constitute an allowed administrative expense of East.

                                   ARTICLE VII

                            Miscellaneous and General

                  7.1 Survival. This Article VII and the agreements of West, East and Merger Sub contained in Article II and Sections 4.10 (Employee Benefits) and 4.12 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article VII and the agreements of West, East and Merger Sub contained in Section 4.11 (Expenses) and Section 6.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement (as defined in Section 7.7) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  7.2 Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  7.3 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

                  7.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  7.5 Governing Law And Venue; Waiver Of Jury Trial. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Bankruptcy Court, or if such court will not hear any such suit, the courts of the State of New York and the federal courts of the United States of America located in the State of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and consent to the jurisdiction of any such court over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in

Section 7.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

                  (B) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

                  7.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier:

                  If to East or Merger Sub:

                  US Airways Group, Inc.
                  2345 Crystal Drive
                  Arlington, Virginia 22227
                  Attention: Elizabeth K. Lanier
                  Fax: 703-872-5208

                  With a copy to:

                  Arnold & Porter LLP
                  1600 Tysons Boulevard
                  Suite 900
                  McLean, Virginia 22102
                  Attention:  Kevin Lavin, Esq.
                  Fax: 202-942-5999

                  Arnold & Porter LLP
                  370 Seventeenth Street
                  Suite 4500
                  Denver, Colorado 80202
                  Attention: Brian Leitch, Esq.
                  Fax: 303-832-0428

                  If to West:

                  America West Holdings Corporation
                  111 West Rio Salado Parkway
                  Tempe, Arizona 85281
                  Attention: James E. Walsh III
                  Fax: 480-693-5155

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  333 West Wacker Drive
                  Suite 2100
                  Chicago, Illinois  60606
                  Attention:  Peter Krupp, Esq.
                              Timothy Pohl, Esq.
                              Kimberly deBeers, Esq.
                  Fax:  312-407-0411

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

                  7.7 Entire Agreement. This Agreement (including any exhibits hereto), the West Disclosure Letter, the East Disclosure Letter and the Confidentiality Agreement, dated February 24, 2004, as amended on January 7, 2005, between East and West (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

                  7.8      Third Party Beneficiaries. Except as provided in
Section 4.12 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that the shareholders of West shall be deemed third party beneficiaries solely with respect to the right to receive the Applicable Per Share Merger Consideration pursuant to Article II hereof.

                  7.9 Obligations of East and of West. Whenever this Agreement requires a Subsidiary of East to take any action, such requirement shall be deemed to include an undertaking on the part of East to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of West to take any action, such requirement shall be deemed to include an undertaking on the part of West to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                  7.10 Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

                  7.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  7.12     Interpretation; Construction.

                  (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                  (c) Each of West and East has or may have set forth information in its respective disclosure letter in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of a disclosure letter need not be set forth in any other section of the disclosure letter so long as its relevance to the latter section of the disclosure letter or section of the Agreement is readily apparent on the face of the information disclosed in the disclosure letter to the Person to which such disclosure is being made. The fact that any item of information is disclosed in a disclosure letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material," "West

Material Adverse Effect," "East Material Adverse Effect" or other similar terms in this Agreement.

                  7.13 Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this Agreement will be void ab initio.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        US AIRWAYS GROUP, INC.

                                        By      /s/ Bruce R. Lakefield
                                            ------------------------------------
                                            Name:   Bruce R. Lakefield
                                            Title:  Chief Executive Officer


                                        AMERICA WEST HOLDINGS CORPORATION

                                        By      /s/ W. Douglas Parker
                                            ------------------------------------
                                            Name:   W. Douglas Parker
                                            Title:  Chairman and Chief Executive
                                                    Officer


                                        BARBELL ACQUISITION CORP.

                                        By      /s/ Stephen Morrell
                                            ------------------------------------
                                            Name:   Stephen Morrell
                                            Title:  Chief Executive Officer

                                     ANNEX A

                                  DEFINED TERMS

Terms                                                                Section
-----                                                                -------
ADs.................................................................3.1(i)(i)
Additional Pre-Investment Value.......................................4.20(b)
Agreement............................................................Preamble
Alternative Transaction...............................................4.20(b)
Applicable Per Share Merger Consideration.........................2.1(a)(iii)
ATSB................................................................3.1(d)(i)
Audit Date..........................................................3.1(e)(i)
Auction Termination Date...............................................4.2(b)
Bankruptcy and Equity Exception.....................................3.1(c)(i)
Bankruptcy Code......................................................Recitals
Bankruptcy Court.....................................................Recitals
Bidding Procedures.....................................................4.2(a)
Cases................................................................Recitals
CERCLA.............................................................3.1(m)(iv)
Certificate.......................................................2.1(a)(iii)
Certificate of Merger.....................................................1.3
Class A Share.......................................................2.1(a)(i)
Class A Merger Exchange Ratio.......................................2.1(a)(i)
Class B Share......................................................2.1(a)(ii)
Class B Merger Exchange Ratio......................................2.1(a)(ii)
Closing...................................................................1.2
Closing Date..............................................................1.2
Code.................................................................Recitals
Computer Software......................................................3.1(p)
Confidentiality Agreement.................................................7.7
Confirmation Order...................................................Recitals
Continuing Employees..................................................4.10(b)
Contract...........................................................3.1(d)(ii)
Copyrights.............................................................3.1(p)
Costs.................................................................4.12(a)
D&O Insurance.........................................................4.12(c)
Debtor...............................................................Recitals
Debtors..............................................................Recitals
DGCL......................................................................1.1
DHS.................................................................3.1(d)(i)
Directors' Recommendation..........................................3.1(c)(ii)
DOT.................................................................3.1(d)(i)
East.................................................................Preamble
East Acquisition Proposal..............................................4.4(a)
East Aircraft.......................................................3.2(s)(i)

East Audit Date.....................................................3.2(f)(i)
East CBAs...........................................................3.2(p)(i)
East Common Stock...................................................2.1(a)(i)
East Compensation and Benefit Plan..................................3.2(i)(i)
East Disclosure Letter....................................................3.2
East ERISA Affiliate................................................3.2(i)(i)
East Gates.........................................................3.2(l)(ii)
East Leased Real Property.........................................3.2(l)(iii)
East Material Adverse Effect...........................................3.2(a)
East Material Contracts...........................................3.2(k)(iii)
East Owned Real Property............................................3.2(l)(i)
East Real Property................................................3.2(l)(iii)
East Reports........................................................3.2(f)(i)
East Slots.............................................................3.2(t)
East Termination Fee...................................................6.5(b)
East's Knowledge...................................................3.2(f)(iv)
Effective Time............................................................1.3
Encumbrance............................................3.1(k)(ix), 3.2(l)(ix)
Environmental Laws.................................................3.1(m)(ii)
Environmental Liability...........................................3.1(m)(iii)
Equity Investors.....................................................Recitals
Equity Participation..................................................4.20(a)
ERISA..............................................................3.1(h)(ii)
Exchange Act........................................................3.1(d)(i)
Exchange Agent.........................................................2.2(a)
Exchange Fund..........................................................2.2(a)
Excluded Class A Share..............................................2.1(a)(i)
Excluded Class B Share.............................................2.1(a)(ii)
Excluded Shares....................................................2.1(a)(ii)
FAA.................................................................3.1(d)(i)
FARs................................................................3.1(i)(i)
FCC.................................................................3.1(d)(i)
Final Order............................................................4.2(e)
Financing Commitments................................................Recitals
Foreign Corrupt Practices Act.......................................3.1(q)(i)
GAAP...............................................................3.1(e)(ii)
Governmental Consents..................................................5.1(b)
Governmental Entity.................................................3.1(d)(i)
Hazardous Substance................................................3.1(m)(iv)
HSR Act.............................................................3.1(d)(i)
Indemnified Parties...................................................4.12(a)
Independent Director...................................................1.8(a)
Intellectual Property..................................................3.1(p)
IRS.................................................................3.1(h)(2)
IT Assets..............................................................3.1(p)
Laws................................................................3.1(i)(i)

Licenses............................................................3.1(i)(i)
Lien...................................................................3.1(b)
Maximum Annual Premium................................................4.12(c)
Merger...............................................................Recitals
Merger Sub...........................................................Preamble
Newco..................................................................4.7(e)
Newco Material Adverse Effect..........................................4.7(e)
Notice of West Superior Proposal.......................................4.3(a)
NYSE...................................................................1.8(a)
Order..................................................................5.1(c)
Outstanding Class A Share...........................................2.1(a)(i)
Outstanding Class B Share..........................................2.1(a)(ii)
Outstanding Shares.................................................2.1(a)(ii)
Parent Amended By-Laws.................................................1.7(a)
Parent Charter.........................................................1.6(a)
Patents................................................................3.1(p)
Per Share Class A Merger Consideration..............................2.1(a)(i)
Per Share Class B Merger Consideration.............................2.1(a)(ii)
Person.................................................................2.2(b)
Plan.................................................................Recitals
Prospectus/Proxy Statement................................................4.5
RCRA...............................................................3.1(m)(iv)
Release.............................................................3.1(m)(v)
Removal, Remedial or Response Actions..............................3.1(m)(vi)
Representatives................................................4.3(a), 4.4(a)
S-4 Registration Statement................................................4.5
SEC....................................................................2.5(c)
Securities Act......................................................3.1(d)(i)
Shareholders Meeting......................................................4.6
Shares.............................................................2.1(a)(ii)
SOX Act.............................................................3.1(e)(i)
Subsidiary.............................................................3.1(a)
Surviving Corporation.....................................................1.1
Surviving Corporation By-Laws..........................................1.7(b)
Surviving Corporation Charter..........................................1.6(b)
Takeover Statute.......................................................3.1(l)
Tax....................................................................3.1(n)
Tax Return.............................................................3.1(n)
Taxes..................................................................3.1(n)
Termination Date..........................................................6.2
Trade Secrets..........................................................3.1(p)
Trademarks.............................................................3.1(p)
Voting Agreement.....................................................Recitals
West.................................................................Preamble
West Acquisition Proposal..............................................4.3(a)
West Additional Pre-Investment Value..................................4.20(a)

West Aircraft.......................................................3.1(r)(i)
West Awards............................................................2.5(b)
West CBAs...........................................................3.1(o)(i)
West Compensation and Benefit Plan..................................3.1(h)(i)
West Convertible Debt..................................................3.1(b)
West Disclosure Letter....................................................3.1
West ERISA Affiliate................................................3.1(h)(i)
West Gates.........................................................3.1(k)(ii)
West Leased Real Property.........................................3.1(k)(iii)
West Material Adverse Effect...........................................3.1(a)
West Material Contracts...........................................3.1(j)(iii)
West Owned Real Property............................................3.1(k)(i)
West Option............................................................2.5(a)
West Preferred Shares..................................................3.1(b)
West Real Property................................................3.1(k)(iii)
West Reports........................................................3.1(e)(i)
West Requisite Vote.................................................3.1(c)(i)
West Slots.............................................................3.1(s)
West Stock Plans.......................................................2.5(a)
West Superior Proposal.................................................4.3(a)
West Termination Fee...................................................6.5(c)
West Warrants..........................................................3.1(b)
West's Knowledge.................................................. 3.1(e)(iv)
2009 Notes.............................................................3.1(b)
2023 Notes.............................................................3.1(b)